                                                                   EXHIBIT T3E.1

              OFFER TO EXCHANGE AND CONSENT SOLICITATION STATEMENT

                               GENERAL MEDIA, INC.

                        OFFER TO EXCHANGE ITS OUTSTANDING
                 10-5/8% SERIES B SENIOR SECURED NOTES DUE 2000
                    AND SOLICITATION OF CONSENTS TO PROPOSED
                 WAIVER AND AMENDMENTS OF THE RELATED INDENTURE

                                ----------------

        General Media, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Exchange and Consent Solicitation Statement (as it may be supplemented from time to time, the "Statement") and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Statement, the "Offer"), to exchange (the "Exchange") its outstanding 10-5/8% Series B Senior Secured Notes Due 2000 (the "Notes"), for an equal principal amount of its 15% Series C Senior Secured Notes Due 2004 ("New Notes"), together with 0.1923 shares of the Company's Class A Preferred Stock, par value $.01 per share (the "Preferred Shares" and, together with the New Notes and the Exchange Payment (as defined below), the "Exchange Consideration"), per $1,000 in principal amount of Notes exchanged in the Offer. The New Notes will bear interest at the rate of 15% per annum from and after January 1, 2001, payable quarterly in cash (with the first payment on March 31, 2001), and are required to be redeemed by the Company periodically as described below in "Terms of the New Notes". Ownership of the Preferred Shares will automatically follow the ownership of the New Notes with which such Preferred Shares were issued. Preferred Shares will bear in-kind dividends of 13% per annum, have a liquidation preference of $1,000 per share, are required to be redeemed by the Company on the fifth anniversary of the closing of the Exchange, are redeemable at the option of the Company at any time provided that the Company has paid and discharged in full the New Notes and are convertible into shares of common stock of the Company at the option of the holders thereof after the second anniversary of the closing of the Exchange, in each case as described in more detail below in "Terms of the Preferred Stock". The Company will make a one-time payment to Holders (the "Exchange Payment") equal to 2% of the face value of the Notes exchanged in the Exchange and will pay the reasonable fees and expenses of the Trustee and its counsel and one counsel selected by Holders of a majority of the Notes exchanged in the Exchange (collectively, the "Exchange Related Fees"). In addition, by tendering any Notes for exchange, a Holder will thereby acknowledge, subject to the closing of the Exchange, that all warrants to purchase the common stock of the Company ("Warrants") held or beneficially owned by such Holder have expired.

                            Dated February 16, 2001

--------------------------------------------------------------------------------
THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 20, 2001 OR SUCH OTHER DATE AS MAY BE ANNOUNCED BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE OFFER (THE "EXPIRATION DATE"). UNTIL THE OFFER IS ACCEPTED BY THE COMPANY IN ACCORDANCE WITH ITS TERMS, THE EXPIRATION DATE MAY BE EXTENDED BY THE COMPANY IN ITS DISCRETION. TO BE CONSIDERED FOR EXCHANGE, NOTES MUST BE VALIDLY TENDERED FOR EXCHANGE BY NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

        ON DECEMBER 28, 2000, THE COMPANY AND THE HOLDERS OF 97% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES (THE "CONSENTING HOLDERS") ENTERED INTO AN AGREEMENT (THE "STANDSTILL AGREEMENT") PURSUANT TO WHICH THE CONSENTING HOLDERS HAVE AGREED TO EXCHANGE THEIR NOTES FOR THE EXCHANGE CONSIDERATION PURSUANT TO THE OFFER AND TO WAIVE THE COMPANY'S DEFAULT WITH RESPECT TO THE PAYMENT OF PRINCIPAL OF THE NOTES TO BE EXCHANGED FOR NEW NOTES. A COPY OF THE STANDSTILL AGREEMENT IS ATTACHED HERETO AS EXHIBIT A. THE ENTIRE OFFER IS CONDITIONED UPON THE HOLDERS OF AT LEAST 99% OF THE OUTSTANDING PRINCIPAL AMOUNT OF NOTES TENDERING THEIR NOTES FOR EXCHANGE IN ACCORDANCE WITH THE OFFER ("MINIMUM TENDER"). THE REQUIREMENT FOR MINIMUM TENDER MAY BE WAIVED BY (i) THE COMPANY OR (ii) THE UNANIMOUS CONSENT OF ALL OF THE CONSENTING HOLDERS. IF MINIMUM TENDER IS NOT ACHIEVED OR WAIVED AND THE EXCHANGE IS NOT COMPLETED, THE COMPANY WILL NOT BE ABLE TO CURE ITS PAYMENT DEFAULT WITH RESPECT TO THE NOTES AND WILL PROBABLY FILE FOR RELIEF UNDER THE FEDERAL BANKRUPTCY CODE. ACCORDINGLY, THE COMPANY RECOMMENDS THAT HOLDERS TENDER THEIR NOTES IN CONNECTION WITH THE OFFER.

        IF MINIMUM TENDER IS OBTAINED OR WAIVED, ONLY THOSE HOLDERS WHO HAVE TENDERED THEIR NOTES WILL BE BOUND BY THE PROPOSED WAIVER AND AMENDMENTS (AS DEFINED BELOW) AND WILL RECEIVE THE EXCHANGE CONSIDERATION IN EXCHANGE FOR THEIR NOTES IN ACCORDANCE WITH THE TERMS OF THE OFFER (PROVIDED A COMPLETED FORM W-9, OR OTHER APPROPRIATE PROOF OF BACKUP WITHHOLDING EXEMPTION IS PROVIDED). IF MINIMUM TENDER IS OBTAINED OR WAIVED AND THE PROPOSED WAIVER AND AMENDMENTS ARE EFFECTED, THE COMPANY WILL EXCHANGE ALL VALIDLY TENDERED NOTES FOR THE EXCHANGE CONSIDERATION ON THE NEXT SUCCEEDING BUSINESS DAY FOLLOWING THE EXPIRATION DATE (THE "EXCHANGE DATE"). UNTIL ACCEPTED BY THE COMPANY IN ACCORDANCE WITH ITS TERMS, THE OFFER MAY BE AMENDED, EXTENDED, RESCINDED OR TERMINATED BY THE COMPANY FOR ANY REASON (SUBJECT TO CERTAIN NOTICE AND EXTENSION REQUIREMENTS,

AS DESCRIBED BELOW). IF MINIMUM TENDER IS NOT OBTAINED OR WAIVED, OR IF FOR ANY REASON THE PROPOSED WAIVER AND AMENDMENTS DO NOT BECOME EFFECTIVE, NO NOTES MAY BE ACCEPTED FOR EXCHANGE.

        NOTES TENDERED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER, UNLESS THE COMPANY HAS FAILED TO PAY THE EXCHANGE CONSIDERATION TO THE DEPOSITARY ON THE EXCHANGE DATE. the revocation of a holder's TENDER will be effective only by means of a signed writing specifically stating such withdrawing holder's intention to revoke its TENDER. NOTES MAY BE TENDERED AND WITHDRAWN ONLY AS PROVIDED FOR HEREIN BELOW.

        The Company shall, on the Exchange Date, publicly announce (by press release) the results of the Offer, along with the achievement or waiver of Minimum Tender and the effectiveness of the Supplemental Indenture (as defined below). On the Exchange Date, the Company shall cause New Notes, with terms reflecting the Proposed Waiver and Amendments, to be issued to the tendering Holders in the principal amount of the principal portion of any Notes accepted for exchange, together with the Preferred Shares and the Exchange Payment relating to such New Notes, and shall pay the Exchange Related Fees to the respective parties entitled thereto.

           The Depositary for this Offer and Consent Solicitation is:

                              THE BANK OF NEW YORK

February 16, 2001

        In conjunction with the Offer, the Company hereby solicits (the "Solicitation") consents ("Consents") from registered holders of Notes (each, a "Holder" and, collectively, the "Holders") or from Authorized Proxy Holders (as defined below) to the adoption of certain proposed waiver and amendments described herein (the "Proposed Waiver and Amendments") to the Indenture, dated as of December 21, 1993, among the Company, the "Subsidiary Guarantors" parties thereto and Bank of New York, as Trustee (the "Trustee"), successor in interest to IBJ Schroder Bank & Trust Company, pursuant to which the Notes were issued, as supplemented and amended by the First Supplement to Indenture dated as of May 19, 1999 (as amended, the "Indenture"). The Proposed Waiver and Amendments would waive the Company's default with respect to the payment of principal of the Notes to be exchanged for New Notes and amend certain provisions of the Indenture and the Notes as needed to permit the consummation of the Offer and the Exchange as herein contemplated. A Consent shall be deemed to be given with respect to, and only with respect to, each Note tendered for exchange pursuant to the Offer. Notes not tendered and exchanged for New Notes pursuant to the Offer will not be affected by the Proposed Waiver and Amendments and will be paid on the Exchange Date.

        Notwithstanding any other provision of the Offer or the Solicitation, the Company's obligation to accept for exchange Notes validly tendered pursuant to the Offer is conditioned upon the receipt or waiver of the Minimum Tender and the execution and delivery of a supplemental indenture providing for the Proposed Waiver and Amendments, substantially in the form attached hereto as Exhibit B (the "Supplemental Indenture") by the Company, each Subsidiary Guarantor and the Trustee (the "Waiver and Amendment Condition").

        THE COMPANY RESERVES THE RIGHT TO WITHDRAW THE OFFER AND THE SOLICITATION FOR ANY REASON UNTIL THE CLOSING OF THE EXCHANGE. IN THE EVENT THAT THE OFFER AND THE SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE EXCHANGE WILL NOT BE EFFECTED WITH RESPECT TO HOLDERS OF NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES IN CONNECTION WITH THE OFFER AND THE SOLICITATION.

        Any questions and requests for assistance with respect to procedural matters in connection with the Offer may be directed to The Bank of New York (the "Depositary") at its addresses and telephone numbers set forth on the back page of this Statement.

        NEITHER THE COMPANY NOR ANY SUBSIDIARY GUARANTOR NOR THEIR RESPECTIVE BOARDS OF DIRECTORS NOR THE DEPOSITORY NOR THE TRUSTEE NOR ANY OTHER PERSON HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY, ANY SUBSIDIARY GUARANTOR, THE DEPOSITORY OR THE TRUSTEE AS TO WHETHER HOLDERS SHOULD PARTICIPATE OR REFRAIN FROM PARTICIPATING IN THE OFFER. NEITHER THE COMPANY NOR ANY SUBSIDIARY GUARANTOR NOR THEIR RESPECTIVE BOARDS OF DIRECTORS NOR THE DEPOSITORY NOR THE TRUSTEE NOR ANY OTHER PERSON HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER ON BEHALF OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR, THE DEPOSITORY OR THE TRUSTEE OTHER THAN THOSE CONTAINED IN THIS OFFER. YOU ARE ADVISED THAT YOU MAY NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SUBSIDIARY GUARANTOR, THE DEPOSITORY, THE TRUSTEE OR ANY OTHER PERSON.

                 CERTAIN OFFER AND CONSENT SOLICITATION MATTERS

        The Company's obligation to accept Notes for exchange is conditioned on the satisfaction of the Waiver and Amendment Condition. The Offer is being made pursuant and subject to the effectiveness of the Supplemental Indenture, which will effect a waiver of the Company's default with respect to the payment of principal of the Notes to be exchanged for New Notes and effect the changes in terms to the New Notes as compared to the Notes. Accordingly, the Company may not under any circumstances waive the Waiver and Amendment Condition. The Company or the Consenting Holders (by means of a unanimous consent) may waive the Minimum Tender Condition and the Company may otherwise amend any of the terms of, or withdraw, the Offer and the Solicitation, in whole or in part, at any time and from time to time prior to the closing of the Exchange.

        The purpose of the Offer is to refinance the Notes on terms mutually beneficial to the Company and the Holders. The Company is currently in default with respect to the payment of principal of the Notes in the amount of $52,000,000, which matured on December 31, 2000. The purpose of the Solicitation and the Proposed Waiver and Amendments is to waive the Company's default with respect to the payment of principal of the Notes to be exchanged for New Notes and to amend certain provisions of the Indenture and the Notes as needed to provide for and permit the consummation of the Offer and the Exchange. If the Exchange is not completed, the Company will not be able to cure its payment default with respect to the Notes and will probably file for relief under the federal Bankruptcy Code. On the Exchange Date, on the basis of Minimum Tender having been achieved or waived, the Company intends to cause the Subsidiary Guarantors and the Trustee to join with the Company in executing and delivering the Supplemental Indenture containing the Proposed Waiver and Amendments. The Company hopes to announce the achievement of Minimum Tender and the effectiveness of the Supplemental Indenture, together with the results of the Offer, by public announcement (press release) on the Exchange Date. In the event that Minimum Tender is not achieved or waived, or if the Supplemental Indenture otherwise does not become effective for whatever reason, the Proposed Waiver and Amendments will not become effective, the Offer and the Exchange will not be consummated and the Notes will not be affected.

        A person who is not the registered Holder of Notes, or such Holder's legal representative or attorney-in-fact, in order to validly tender such Notes, will have to obtain a properly completed irrevocable proxy, in form and substance acceptable to the Company in its sole discretion (a "Consent Proxy", which shall include, without limitation, an omnibus proxy) that authorizes such person or the such person's legal representative or attorney-in-fact (in either case, an "Authorized Proxy Holder") to accept the Offer and tender such Notes on behalf of the Holder thereof, and such Consent Proxy will be delivered with the Consent and Letter of Transmittal. Any reference herein to a "Holder" shall be deemed also to refer to an "Authorized Proxy Holder", where applicable.

        A tendering Holder or Authorized Proxy Holder, as the case may be, may revoke a tender of Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter, unless the Company has failed to pay the Exchange Consideration to the Depositary on the Exchange Date. The revocation of a Holder's or Authorized Proxy Holder's tender will be effective only by means of a signed writing specifically stating such withdrawing Holder's or Authorized Proxy Holder's intention to revoke its tender, and an attempted withdrawal of Notes absent such a writing will not effect a revocation of tender with respect to such Notes. A Holder or Authorized Proxy Holder who validly withdraws any previously tendered Notes will not receive the Exchange Consideration in respect of the withdrawn Notes. See "Withdrawal Rights."

        If the Supplemental Indenture becomes effective, the Company intends to accept for exchange validly tendered Notes. Unless the Offer is amended, withdrawn or terminated, the Company will announce the results of the Offer, together with the effectiveness of the Supplemental Indenture, by public announcement (press release) on the Exchange Date.

        See "Certain Federal Income Tax Consequences" for discussions of certain factors that should be considered in evaluating the Offer and the Solicitation, and also see "The Proposed Waiver and Amendments," "Terms of the New Notes" and "Terms of the Preferred Stock" for a description of the Proposed Waiver and Amendments and the terms of the New Notes and Preferred Stock to be issued in the Exchange.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and if given or made, any such information or representation may not be relied upon as having been authorized by the Company, the Depositary or the Trustee. This Statement constitutes neither an offer to exchange nor a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. The delivery of this Statement shall not under any

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circumstances create any implication that the information contained herein is correct as of any time subsequent to the date as of which it is provided or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its subsidiaries or affiliates since such date or the date hereof.

        NEITHER THE DEPOSITARY NOR THE TRUSTEE MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE OFFER.

                              IMPORTANT INFORMATION

        Any Holder desiring to tender Notes (and thereby deliver a Consent with respect thereto) should either (i) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the instructions thereon, have such Holder's signature thereon guaranteed by an Eligible Institution (as defined below) (if required by Instruction 1 of the Consent and Letter Of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) and any other required documents, including, without limitation, certificates evidencing such Notes, to The Bank of New York, as Depositary (or, in the case of Notes delivered by book entry transfer, confirmation of the transfer of such Notes into the Depositary's account with The Depository Trust Company ("DTC") pursuant to the procedures set forth herein), or (ii) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Notes registered in the name of a broker-dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender such Notes so registered (and thereby deliver a Consent with respect thereto). See "Procedures for Tendering Notes."

        Any Holder desiring to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available may tender the Notes by following the procedures for guaranteed delivery set forth under "Procedures for Tendering Notes -- Guaranteed Delivery."

        DTC has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes (and thereby deliver a Consent with respect thereto) as if they were Holders. To effect a tender and related Consent, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal, transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in "Procedures for Tendering Notes." A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Notes on the beneficial owner's behalf. A Letter of Instructions, which may be used by a beneficial owner in this process to effect the tender, is included in the solicitation materials provided along with this Statement. See "Procedures for Tendering Notes."

        Questions and requests for assistance with respect to procedural matters in connection with the Offer or for additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery or any other documents may be directed to the Depositary at its addresses and telephone numbers set forth on the last page of this Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee through which they hold the Notes with questions and requests for assistance.

        THIS STATEMENT (INCLUDING ALL EXHIBITS HERETO) AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE SOLICITATION.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Each of (i) the Standstill Agreement attached hereto as Exhibit A, (ii) the form of Supplemental Indenture attached hereto as Exhibit B, (iii) the form of Amendment to Security Agreement attached hereto as Exhibit C, (iv) the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit D, (v) the form of Registration Rights Agreement attached hereto as Exhibit E,
(vi) the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which has been filed by the Company with the Securities and Exchange Commission (the "Commission") and is attached hereto as Exhibit F, and (vii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, and the Company's Current Report on Form 8-K dated January 4, 2001, which have been filed by the Company with the Commission and are attached hereto as Exhibit G, are incorporated herein by reference and shall be deemed to be a part hereof.

        All documents and reports filed by the Company with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Statement and prior to the termination of the Offer made hereby shall likewise be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document of report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

                              AVAILABLE INFORMATION

        The Company files reports and other information with the Commission. Such reports and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at prescribed rates at the regional offices of the Commission located at: Seven World Trade Center, 13th Floor, New York, New York, 10049, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports and other information regarding registrants that file electronically with the Commission, including the Company.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Principal Terms of the Offer and the Solicitation..............................1
Purpose of the Offer and the Solicitation......................................2
The Company....................................................................2
The Notes......................................................................2
Terms of the New Notes.........................................................3
Terms of the Preferred Stock...................................................4
The Proposed Waiver and Amendments.............................................5
Expiration, Extension, Amendment or Termination of the Offer...................5
Acceptance of Notes for Exchange...............................................6
Procedures for Tendering Notes.................................................6
Withdrawal Rights..............................................................9
Depositary....................................................................10
Certain Federal Income Tax Consequences.......................................10
Miscellaneous.................................................................12

TO THE HOLDERS OF NOTES:

PRINCIPAL TERMS OF THE OFFER AND THE SOLICITATION

        The Company hereby offers, upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent and Letter of Transmittal, to exchange its outstanding 10-5/8% Series B Notes for an equal principal amount of 15% Series C Senior Secured Notes Due 2004 and 0.1923 Preferred Shares per $1,000 in principal amount of Notes exchanged in the Offer. The New Notes will mature on the third anniversary of the closing of the Exchange and bear interest at the rate of 15% per annum from and after January 1, 2001, payable quarterly in cash (with the first payment on March 31, 2001), and are required to be redeemed by the Company periodically as described in greater detail below in "Terms of the New Notes". The Preferred Shares will bear in-kind dividends of 13% per annum, have a liquidation preference of $1,000 per share, are required to be redeemed by the Company on the fifth anniversary of the closing of the Exchange, are redeemable at the option of the Company at any time provided that the Company has paid and discharged in full the New Notes and are convertible into shares of common stock of the Company at the option of the holders thereof after the second anniversary of the closing of the Exchange, in each case as described in more detail below in "Terms of the Preferred Stock". Other than as set forth herein and in the Supplemental Indenture, the terms of the New Notes will be substantially similar to those of the Notes. The Company will make a one-time payment to Holders equal to 2% of the face value of the Notes exchanged in the Exchange and will pay the reasonable fees and expenses of counsel for the Trustee and one counsel selected by Holders of a majority of the Notes exchanged in the Exchange. In addition, by tendering any Notes for exchange, a Holder will thereby acknowledge, subject to the closing of the Exchange, that all Warrants held or beneficially owned by such Holder have expired.

        The Company shall, on the Exchange Date, publicly announce (by press release) the results of the Offer, along with the achievement or waiver of Minimum Tender and the effectiveness of the Supplemental Indenture.

        In conjunction with the Offer, the Company is also hereby soliciting Consents from Holders (or the Authorized Proxy Holders) of all of the Notes tendered in the Offer to the Proposed Waiver and Amendments to the Indenture. The Proposed Waiver and Amendments would waive the Company's default with respect to the payment of principal of the Notes to be exchanged for New Notes and amend certain provisions of the Indenture and the Notes as needed to permit the consummation of this Offer. See "The Proposed Waiver and Amendments".

        Notwithstanding any other provision of the Offer or the Solicitation, the Company's obligation to accept for exchange, and to exchange Notes validly tendered pursuant to the Offer, is conditioned upon the receipt or waiver of Minimum Tender and the execution and delivery of the Supplemental Indenture.

        THE COMPANY RESERVES THE RIGHT TO AMEND, EXTEND, WITHDRAW OR TERMINATE THE OFFER AND THE SOLICITATION AT ANY TIME AND FOR ANY REASON PRIOR TO THE CLOSING OF THE EXCHANGE (SUBJECT TO CERTAIN NOTICE AND EXTENSION REQUIREMENTS, AS DESCRIBED BELOW). IN THE EVENT THAT THE OFFER AND THE SOLICITATION ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, OTHERWISE VALIDLY TENDERED NOTES WILL NOT BE EXCHANGED FOR THE EXCHANGE CONSIDERATION.

        HOLDERS OR AUTHORIZED PROXY HOLDERS, AS THE CASE MAY BE, WHO TENDER NOTES ARE OBLIGATED TO CONSENT TO THE PROPOSED WAIVER AND AMENDMENTS WITH RESPECT TO THE NOTES TENDERED. PURSUANT TO THE TERMS OF THE CONSENT AND LETTER OF TRANSMITTAL AND THIS STATEMENT, THE TENDER OF NOTES IN ACCORDANCE WITH ANY OF THE PROCEDURES PROVIDED FOR HEREIN WILL BE DEEMED TO CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER OR AUTHORIZED PROXY HOLDER TO THE PROPOSED WAIVER AND AMENDMENTS WITH RESPECT TO THE NOTES TENDERED. In addition, by tendering any Notes for exchange, a Holder will thereby acknowledge, subject to the closing of the Exchange, that all Warrants held or beneficially owned by such Holder have expired. A Holder or Authorized Proxy Holder may not validly revoke its Consents with respect to tendered Notes without withdrawing the previously tendered Notes to which such Consents relate.

        The Company intends to execute the Supplemental Indenture and file the Amended and Restated Certificate of Incorporation on the Exchange Date. The Supplemental Indenture will become effective upon execution by the Company, the Subsidiary Guarantors and the Trustee, and will contain the Proposed Waiver and Amendments which will waive the Company's default with respect to the payment of principal of the Notes to be exchanged for New Notes and amend certain provisions of the Indenture and the New Notes as needed to provide for and permit the consummation of the Offer. IF THE MINIMUM TENDER IS ACHIEVED OR WAIVED AND THE SUPPLEMENTAL INDENTURE AND PROPOSED WAIVER AND AMENDMENTS BECOME EFFECTIVE, THE PROPOSED WAIVER AND AMENDMENTS WILL BE BINDING ON ALL HOLDERS OF NEW NOTES, AND THE COMPANY WILL PAY, ON THE EXCHANGE DATE, TO ALL HOLDERS OF NOTES THAT ARE NOT EXCHANGED IN CONNECTION WITH THE OFFER


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


ALL PRINCIPAL AND INTEREST THEN DUE AND PAYABLE WITH RESPECT TO SUCH NOTES, AND UPON SUCH PAYMENT SUCH NOTES SHALL CEASE TO BE OUTSTANDING.

        A Holder who validly withdraws previously tendered Notes will not receive the Exchange Consideration unless such Notes are retendered at or prior to 5:00 p.m., New York City time, on the Expiration Date. Unless the Offer is amended, HOLDERS WILL HAVE NO RIGHT TO WITHDRAW PREVIOUSLY TENDERED NOTES AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, UNLESS THE COMPANY HAS FAILED TO PAY THE EXCHANGE CONSIDERATION TO THE DEPOSITARY ON THE EXCHANGE DATE.

PURPOSE OF THE OFFER AND THE SOLICITATION

        The purpose of the Offer is to refinance the Company's debt under the Notes on terms mutually favorable to the Company and the Holders. The Company is currently in default with respect to the payment of principal of the Notes in the amount of $52,000,000, which matured on December 31, 2000. The purpose of the Solicitation and the Proposed Waiver and Amendments is to waive the Company's default with respect to payment of principal of the Notes to be exchanged for New Notes and to amend certain provisions of the Indenture and the Notes as needed to permit the Offer as presently contemplated. If the Exchange is not completed, the Company will not be able to cure its payment default with respect to the Notes and will probably file for relief under the federal Bankruptcy Code. Accordingly, the Company recommends that Holders tender their Notes in connection with the Offer.

THE COMPANY

        The Company is a publishing and entertainment company engaged in the production and sale of men's magazines and various entertainment products. The Company is currently engaged in activities in two industry segments: publishing and entertainment. The publishing segment of the Company is engaged in the publication of Penthouse magazine and five affiliate magazines and the licensing of the Penthouse brand name to publishers in foreign countries. The entertainment segment of the Company provides a number of adult-oriented entertainment products and services, including internet subscription services, pay-per-call telephone lines, video cassette products and pay-per-view programming.

THE NOTES

        The Notes to be exchanged hereunder are the Company's Series B 10-5/8% Senior Secured Notes due 2000. The Notes are issued pursuant and subject to the Indenture. The Notes are secured obligations of the Company, guaranteed by all subsidiaries of the Company and secured by a first-priority security interest in all of the intellectual property rights (including copyrights and trademarks) and substantially all other intangible and tangible assets of the Company and its subsidiaries, now existing or hereafter acquired, other than accounts receivable, inventory and cash and cash equivalents (other than cash and cash receivables consisting of proceeds of collateral). The Notes are also secured by a pledge of capital stock of the Company's current and future subsidiaries and certain intercompany notes held by the Company and its subsidiaries. The Notes rank pari passu with all existing and future senior indebtedness of the Company.

        The Notes are registered under the Securities Act of 1933 (the "Securities Act"), and were initially issued in the original aggregate principal amount of $85,000,000 pursuant to the exchange offer (the "Exchange Offer") consummated by the Company on June 10, 1994 in exchange for the Company's substantially similar, but unregistered, 10-5/8% Series A Senior Secured Notes (the "Original Notes"). The Original Notes were initially issued in the aggregate principal amount of $85,000,000 pursuant to the Indenture. All of the Original Notes were tendered and exchanged for Notes in the Exchange Offer. In July 1995, the Company repurchased on the open market $5,000,000 face amount of its outstanding Notes (including 5,000 Warrants issued in connection with such Notes) for cash of $4,100,000. In May 1999, the Company repurchased by means of an offer to purchase $28,000,000 face amount of its outstanding Notes. As of the date hereof, Notes in the aggregate principal amount of $52,000,000 remain outstanding. The original expiration date of the Warrants was December 22, 2000. As to Holders of Notes on December 22, 2000, the Company unilaterally extended the expiration date of the Warrants to January 22, 2001. In connection with the Standstill Agreement, the Company has unilaterally extended the expiration date of Warrants held by Consenting Holders until the earlier of March 31, 2001 or such time as the Offer is consummated, at which point such Warrants will expire. To date, holders of Warrants have exercised 18,009 Warrants to obtain 2,400 shares of the Company's common stock and, to the best of the Company's information, 104,076 Warrants previously held by non-Holders of Notes have expired.

        If Minimum Tender is achieved or waived and the Company accepts the tendered Notes for Exchange, the Company will pay, on the Exchange Date, to all Holders of Notes that are not exchanged in connection with the Offer all principal and interest then due and payable with respect to such Notes, and upon such payment such Notes shall cease to be outstanding.

        Because the Company is currently in default with respect to the payment of principal of the Notes, the Notes currently accrue interest at the rate of 11-5/8% per annum. However, New Notes issued in the Exchange will bear interest at the rate of 15% per annum retroactive to January 1, 2001. Interest is payable with respect to the Notes semiannually on June 30 and December 31 of each year, or if such day is not a business day, on the next succeeding business day. Interest will be payable with respect to the New Notes quarterly on March 31, June 30, September 30 and December 31 of each year, or if such day is not a business day, on the next succeeding business day.

TERMS OF THE NEW NOTES

        The New Notes will be governed by the Indenture (as supplemented and amended by the Supplemental Indenture), and the description of the New Notes, the Supplemental Indenture and the Proposed Waiver and Amendments contained herein is qualified in its entirety by the text of the Supplemental Indenture, which is incorporated by reference herein and a copy of which is attached hereto as Exhibit B. Except as described herein and set forth in the Supplemental Indenture, the terms of the New Notes will be substantially identical to those of the Notes.

        The Company will issue the New Notes without registering them under the Securities Act in reliance on an exemption thereto under Section 3(a)(9) of the Securities Act. Pursuant to Commission interpretations, the New Notes will retain the status of the Notes as being registered and freely tradable under the Securities Act.

        The New Notes will mature on the third anniversary of the closing of the Exchange (the "Maturity Date"). The New Notes will bear interest at the normal non-default rate of 15% per annum retroactively from and after January 1, 2001. Interest with respect to the New Notes will be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, as well as on the Maturity Date.

        The Company will be required to make mandatory redemptions of New Notes in an aggregate principal amount equal to: (i) $700,000 on the date three months after the closing date of the Exchange (the "Closing Date"); (ii) $1,050,000 on the date six months after the Closing Date; (iii) $700,000 on the date nine months after the Closing Date; (iv) $1,250,000 on the date one year after the Closing Date; (v) $1,300,000 on the date one year and three months after the Closing Date; (vi) $1,950,000 on the date one year and six months after the Closing Date; (vii) $1,300,000 on the date one year and nine months after the Closing Date; (viii) $1,950,000 on the date two years after the Closing Date;
(ix) $1,300,000 on the date two years and three months after the Closing Date;
(x) $1,950,000 on the date two years and six months after the Closing Date; and
(xi) $1,300,000 on the date two years and nine months after the Closing Date. In addition to the foregoing mandatory redemptions, so long as any principal amounts remain outstanding under the New Notes the Company will be required to redeem no later than 120 days after the end of each fiscal year an aggregate principal amount of New Notes in an amount equal to the lesser of (i) 50% of the excess cash flow of the Company and its subsidiaries for such fiscal year and
(ii) an amount of such excess cash flow such that if the payment were made on the last day of the fiscal year, the Company and its subsidiaries would have cash and cash equivalents of $2,500,000 on such date. Such mandatory redemptions with respect to excess cash flow will be applied in reverse chronological order so as not to affect the required mandatory redemptions described above.

        The Company will be permitted to pre-pay the New Notes at its option at any time without premium or penalty, in accordance with the Indenture. Partial prepayments will be applied in reverse chronological order so as not to affect the required mandatory redemptions described above.

        The New Notes will have security provisions in many respects identical to those of the Notes, including guarantees of the Company's "Subsidiary Guarantors" and security interests in most of the Company's assets, plus additional security interests in certain of the Company's or its affiliates' inventory, receivables and art work and a collateral assignment of the Company's interest in the proceeds of the split-dollar life insurance on Robert Guccione. All of the Company's subsidiaries will be "Subsidiary Guarantors" with respect to the New Notes. In addition, to further secure the New Notes, Robert Guccione and General Media International, Inc., the parent company of the Company, will grant a mortgage in the amount of their equity in a certain parcel of property owned by them in New York City (the "Town House"), which mortgage shall only be filed and become effective upon a sale or refinancing of the Town House, and have also agreed to pledge as collateral to further secure the New Notes any net proceeds from a sale of the Town House. The additional security interests securing the New Notes will be contained in an Amendment to Security Agreement to be entered into simultaneously with the Exchange, a copy of which is attached hereto as Exhibit C. The description of the Amendment to Security Agreement contained herein is qualified in its entirety by the text of the Amendment to Security Agreement, which is incorporated by reference herein. As required under the Trust Indenture Act of 1939, on the Exchange Date the Company's outside counsel will deliver to the Trustee under the Indenture an opinion of counsel with respect to the effectiveness of the Amendment to Security Agreement.

        The Indenture (as supplemented and amended by the Supplemental Indenture) governing the New Notes will contain covenants, events of default and other provisions in many respects identical to those contained in the Indenture governing the Notes, together with additional covenants of the Company granting the holders of New Notes a right to put their New Notes to the Company in the event of (i) the resignation or termination of John Prebich from the Company and the Company's failure to hire a replacement reasonably satisfactory to the Company within 90 days, or (ii) certain changes in the composition of the Board of Directors of the Company following the death of Robert Guccione or other transfers of his interest in the Company. The Indenture governing the New Notes will also contain additional covenants limiting the annual aggregate property transfers by the Company to Robert Guccione and his affiliates (whether by payment of compensation, reimbursement for certain benefits, loans, capital contributions or otherwise) and prohibiting the Company from entering into new lines of business or engaging in certain extraordinary transactions without the consent of holders of a majority of the New Notes, each as set forth in more detail in the Supplemental Indenture.

TERMS OF THE PREFERRED STOCK

        In connection with Exchange, and to permit the issuance of the Preferred Shares, the Company will amend and restate its Certificate of Incorporation by filing an Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit D. The provisions governing the Preferred Shares are contained in the Amended and Restated Certificate of Incorporation and the description of the Preferred Shares and the Amended and Restated Certificate of Incorporation contained herein is qualified in its entirety by the text of the Amended and Restated Certificate of Incorporation, which is incorporated by reference herein.

        The Preferred Shares will accrue in-kind dividends at the rate of 13% per annum on a quarterly basis. The Preferred Shares will have a liquidation preference of $1,000 per share (the "Liquidation Preference"). The Company will be required to redeem the Preferred Shares on the fifth anniversary of the Closing Date for the Liquidation Preference, as compounded to reflect accrued in-kind dividends. The Company will have the right at any time, provided that it has paid and discharged in full the New Notes, to redeem all and no less than all of the Preferred Shares for an aggregate price (in each case less any Preferred Shares previously exchanged) equal to: (i) $4,000,000 during the first six months following the Closing Date, (ii) $6,000,000 during the remainder of the first year following the Closing Date, (iii) $10,000,000 during the second year following the Closing Date, (iv) 110% of the sum of the aggregate Liquidation Preference during the third year following the Closing Date plus accrued in-kind dividends, (v) 115% of the sum of the aggregate Liquidation Preference during the fourth year following the Closing Date plus accrued in-kind dividends, and (vi) 120% of the sum of the aggregate Liquidation Preference during the fifth year following the Closing Date plus accrued in-kind dividends.

        Holders of Preferred Shares will have the option, at their discretion, to convert their Preferred Shares into Common Stock of the Company at any time after the second anniversary of the Closing Date at the conversion ratio such that if all of the Preferred Shares (including shares accrued as in-kind dividends on the Preferred Shares and shares previously converted into Common Stock) were converted at such time they would be converted into: (i) during the third year following the Closing Date, 10% of the Common Stock of the Company on a fully-diluted basis, (ii) during the fourth year following the Closing Date, 12.5% of the Common Stock of the Company on a fully-diluted basis, and (iii) during the fifth year following the Closing Date, 15% of the Common Stock of the Company on a fully-diluted basis.

        In the event of an event of default by the Company with respect to the payment of interest or principal under the New Notes, the holders of the Preferred Shares will be entitled to elect a majority of the members of the Company's Board of Directors. In the event of a failure of the Company to redeem the Preferred Shares when required, the holders of the Preferred Shares will be entitled to elect two members of the Company's Board of Directors.

        The Holders of Common Stock issued upon conversion of Preferred Shares will have "piggy-back" registration rights with respect to such Common Stock at any time after the Company's initial public offering of securities (and in connection with such initial public offering, to the extent granted to or participated in by other parties) pursuant to the Registration Rights Agreement to be entered into by the Company in favor of the holders of Preferred Shares simultaneously with the Exchange, a copy of which is attached hereto as Exhibit
E. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the text of the Registration Rights Agreement, which is incorporated by reference herein.

THE PROPOSED WAIVER AND AMENDMENTS

        The purpose of the Solicitation and the Proposed Waiver and Amendments is to waive the Company's default with respect to payment of principal of the Notes to be exchanged for New Notes and to amend certain provisions of the Indenture and the Notes to allow the consummation of the Offer in its present form. On the Exchange Date, on the basis of Minimum Tender having been achieved or waived, the Company intends to cause the Subsidiary Guarantors and the Trustee to join with the Company in executing and delivering the Supplemental Indenture containing the Proposed Waiver and Amendments. The Company intends to announce the achievement of Minimum Tender and the effectiveness of the Supplemental Indenture, together with the results of the Offer, by public announcement (press release) on the Exchange Date. In the event that Minimum Consent is not achieved or waived, or if the Supplemental Indenture otherwise does not become effective for any reason, the Proposed Waiver and Amendments will not become effective, the Offer will not be consummated in the present form, the Indenture will remain in effect in its current form without giving effect to the Proposed Waiver and Amendments and the Notes will not be exchanged for the Exchange Consideration.

        The Proposed Waiver and Amendments would, among other things, permit the Company to exchange the Notes for the New Notes and effect the corresponding changes in terms to the Notes entailed in such exchange.

        Pursuant to the terms of the Indenture, the effectiveness of the Proposed Waiver and Amendments requires the written consent of all of the Holders whose Notes will be exchanged for New Notes in the Offer. The Proposed Waiver and Amendments with respect to the Indenture and the Notes constitute a single proposal and a tendering and consenting Holder must consent to the Proposed Waiver and Amendments as an entirety and may not consent selectively with respect to certain of such Proposed Waiver and Amendments.

        THE COMPLETION, EXECUTION AND DELIVERY OF A CONSENT AND LETTER OF TRANSMITTAL BY A HOLDER OR AUTHORIZED PROXY HOLDER IN CONNECTION WITH THE TENDER OF NOTES WILL CONSTITUTE THE CONSENT OF SUCH TENDERING HOLDER OR AUTHORIZED PROXY HOLDER TO THE PROPOSED WAIVER AND AMENDMENTS WITH RESPECT TO ALL OF THE NOTES TENDERED BY SUCH HOLDER OR AUTHORIZED PROXY HOLDER.

EXPIRATION, EXTENSION, AMENDMENT OR TERMINATION OF THE OFFER

        The Offer will expire at 5:00 p.m., New York City time, on March 19, 2001, unless extended by the Company. The Company expressly reserves the right, at any time or from time to time, subject to applicable law, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for exchange of any Notes, by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. Any extension, amendment or termination will be followed promptly by public announcement thereof (by press release), such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

        If the Company extends the Offer, or if, for any reason, the acceptance for exchange of Notes is delayed or if the Company is unable to accept for exchange Notes pursuant to the Offer, then, without prejudice to the Company's rights under the Offer, the Depositary may retain tendered Notes on behalf of the Company, and such Notes may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "Withdrawal Rights." However, the ability of the Company to delay the exchange of Notes and which the Company has accepted for exchange is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer.

        If the Company makes a change in the terms of the Offer or the information concerning the Offer or waives a condition of the Offer, in each case which would have a substantive effect upon the rights of the Holders, the Company will disseminate additional tender offer materials and extend the Offer to the extent required by law. If the Solicitation is amended prior to the Expiration Date in a manner reasonably determined by the Company to have a substantive effect upon the Holders, the Company promptly will disclose such amendment, and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit Holders to withdraw their Notes and revoke their Consents.

        The Company expressly reserves the right, in its sole discretion, to terminate the Offer and the Solicitation at any time prior to the closing of the Exchange. Any such termination will be followed promptly by public announcement thereof. In the event that the Company shall terminate the Offer, it shall give immediate notice thereof to the Depositary, and all Notes theretofore tendered and not accepted for exchange shall be returned promptly to the tendering Holders thereof. In the event that the Offer and the Solicitation are withdrawn or otherwise not completed, Notes otherwise validly tendered for exchange will not be exchanged. See "Withdrawal Rights".

ACCEPTANCE OF NOTES FOR EXCHANGE

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, including the prior execution of the Supplemental Indenture, the Company will accept for exchange, and thereby exchange, and will issue the Exchange Consideration with respect to, all Notes validly tendered prior to the Expiration Date (and not properly withdrawn in the manner described in "Withdrawal Rights") on the Exchange Date.

        The Company expressly reserves the right, in the Company's sole discretion, to delay acceptance for Exchange of the Notes, subject to the requirements of Rule 14e-1(c) under the Exchange Act.

        In all cases, the issuance of the Exchange Consideration payable with respect to Notes exchanged pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC, as defined in and pursuant to the procedures set forth under "Procedures for Tendering Notes and Delivering Consents," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), with any required signature guarantees, or an Agent's Message and (iii) any other documents required by the Consent and Letter of Transmittal.

        For purposes of the Offer, validly tendered Notes (or defectively tendered Notes with respect to which the Company has waived, or has caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary. The Company will issue the Exchange Consideration with respect to Notes so accepted on the Exchange Date by depositing the aggregate Exchange Consideration with the Depositary, which will act as agent for tendering Holders for the purpose of receiving the Exchange Consideration from the Company and transmitting such Exchange Consideration to the tendering Holders. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. UNDER NO CIRCUMSTANCES WILL ANY INTEREST BE PAYABLE BECAUSE OF ANY DELAY IN THE TRANSMISSION OF THE EXCHANGE CONSIDERATION TO THE HOLDERS OF EXCHANGED NOTES OR OTHERWISE.

        For purposes of the Solicitation, Consents received by the Depositary will be deemed to have been accepted, if, as and when (a) the Company, the Subsidiary Guarantors and the Trustee execute the Supplemental Indenture on the Exchange Date, and (b) the Company has accepted the Notes for exchange pursuant to the Offer.

        It is a condition precedent to the Company's obligation to purchase Notes pursuant to the Offer that the Supplemental Indenture be executed. It is a condition subsequent to the effectiveness of the Proposed Waiver and Amendments contained in the Supplemental Indenture that the Company accept for exchange Notes validly tendered (and not withdrawn) pursuant to the Offer (in which event the Company will be obligated to issue the Exchange Consideration with respect to the Notes so accepted).

        If the Exchange is completed pursuant to the Offer, the Holders of any Notes not exchanged will receive from the Company on the Exchange Date the payment of principal and interest to which such Holders are entitled with respect to such Notes not exchanged. Upon such payment such Notes not exchanged will be discharged in full and will cease to be outstanding.

PROCEDURES FOR TENDERING NOTES

        Notes may be tendered and Consents delivered by any of the following procedures. The tender by a Holder pursuant to one of the procedures set forth below will constitute (if and when accepted by the Company in accordance with this Statement and the Consent and Letter of Transmittal) a binding agreement between such Holder or Authorized Proxy Holder and the Company in accordance with the terms and subject to the conditions set forth in this Statement, the Consent and Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. Without limiting the foregoing, any Holder so tendering Notes shall be deemed to have consented to the Proposed Waiver and Amendments with respect to all of the Notes tendered by such Holder. The procedures by which Notes may be tendered and Consents given by persons other than the person in whose name the Notes are registered, will depend on how the Notes are held.

        THE METHOD OF DELIVERY OF NOTES, CONSENTS AND/OR ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, AND ANY SIGNATURE GUARANTEES, AND ALL OTHER ASPECTS OF ANY OF THE FOLLOWING PROCEDURES, ARE AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES AND DELIVERING THE CONSENT AND, EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. WITHOUT LIMITING THE FOREGOING, IF ANY DELIVERY IS TO BE BY MAIL, IT IS SUGGESTED THAT THE HOLDER (OR AUTHORIZED PROXY HOLDER) USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY ON OR PRIOR TO SUCH DATE.

        Tender of Notes Held in Physical Form. To validly tender Notes held in physical form pursuant to the Offer, a registered Holder should complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Consent and Letter of Transmittal and deliver it, together with any other documents required by the Instructions to the Consent and Letter of Transmittal, to the Depositary at its address set forth on the back page of this Statement and deliver certificates representing such Notes to the Depositary at such address. A Holder who desires to tender Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below. THE CONSENT AND LETTER OF TRANSMITTAL AND ANY CERTIFICATES EVIDENCING NOTES TENDERED PURSUANT TO THE OFFER SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO THE COMPANY.

        The proper completion, execution and delivery of the Consent and Letter of Transmittal by a registered Holder or Authorized Proxy Holder with respect to Notes will constitute the giving of a Consent by such Holder or Authorized Proxy Holder to the Proposed Waiver and Amendments with respect to all of the Notes tendered by such Holder or Authorized Proxy Holder.

        If Notes are to be tendered by any person other than the person in whose name the Notes are registered, the Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the registered Holder or Holders appear on the Notes, with the signature(s) on the Notes or instruments of transfer guaranteed as provided below, and a Consent and Letter of Transmittal must be executed and delivered either by the registered Holder or Holders, or by the tendering person pursuant to a valid proxy signed by the registered Holder or Holders, which signature must, in either case, be guaranteed as provided below, since only registered Holders or their proxies are entitled to deliver Consents to the Proposed Waiver and Amendments.

        Tender of Notes Held Through a Custodian. Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Notes and deliver a Consent and Letter of Transmittal should contact such registered Holder promptly and instruct such Holder to tender Notes and deliver a Consent and Letter of Transmittal on such beneficial owner's behalf.

        Tender of Notes Held Through DTC. To effectively tender Notes that are held through DTC, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through DTC's Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible (and thereby provide their Consents to the Proposed Waiver and Amendments). In accordance with ATOP procedures, DTC will then verify the acceptance of the Offer and send an Agent's Message (as defined below) to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation (defined below), which states that DTC has received an express acknowledgement from each participant in DTC tendering Notes that such participants have received and agree to be bound by the terms of the Consent and Letter of Transmittal and that the Company may enforce such agreement against such participants.

        Except as provided below, unless the Notes being tendered are deposited with the Depositary at or prior to 5:00 p.m., New York City time, on the Expiration Date, as applicable (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option, treat such tender as defective for purposes of acceptance for exchange and/or the right to receive the applicable Exchange Consideration. DELIVERY OF DOCUMENTS TO THE DTC (PHYSICALLY OR BY ELECTRONIC MEANS) DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

        Book-Entry Delivery Procedures. The Depositary has or will promptly establish an account with respect to the Notes at DTC for purposes of the Offer. Any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account at DTC in accordance with such DTC's procedures for such transfer. TIMELY BOOK-ENTRY DELIVERY OF NOTES PURSUANT TO THE OFFER, HOWEVER, REQUIRES RECEIPT OF A CONFIRMATION (A "BOOK-ENTRY CONFIRMATION") AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. IN ADDITION, ALTHOUGH DELIVERY OF NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE DEPOSITARY'S ACCOUNT AT DTC, A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE COPY THEREOF), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE IN THE CASE OF A BOOK-ENTRY TRANSFER, AND ALL OTHER DOCUMENTS REQUIRED BY THE CONSENT AND LETTER OF TRANSMITTAL, MUST, IN ANY CASE, BE DELIVERED OR TRANSMITTED TO AND RECEIVED BY THE DEPOSITARY AT ITS ADDRESS SET FORTH ON THE BACK PAGE OF THIS STATEMENT AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH, FOR TENDERED NOTES TO BE CONSIDERED FOR ACCEPTANCE FOR EXCHANGE. TENDERS OF NOTES WILL NOT BE DEEMED VALIDLY MADE UNTIL SUCH DOCUMENTS ARE RECEIVED BY THE DEPOSITARY. DELIVERY OF DOCUMENTS TO THE DTC DOES NOT CONSTITUE DELIVERY TO THE DEPOSITARY.

        Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a financial institution that is a member of the Securities Transfer Agents' Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing being referred to as an "Eligible Institution"), unless the Notes tendered thereby are tendered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has NOT completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issuance Instructions" contained in the Consent and Letter of Transmittal, or (ii) for the account of an Eligible Institution. See Instruction 1 of the Consent and Letter of Transmittal. If Notes are registered in the name of a person other than the person executing the Consent and Letter of Transmittal or if Notes not accepted for exchange or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consent and Letter of Transmittal accompanying the tendered Notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

        Guaranteed Delivery. If a Holder desires to tender Notes pursuant to the Offer and deliver a Consent pursuant to the Solicitation, and time will not permit the Consent and Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, in each case, at or prior to 5:00 p.m., New York City time, on the Expiration Date, such Holder may nevertheless tender Notes and deliver Consents if all the following conditions are satisfied:

                (i)     the Tender is made by or through an Eligible
        Institution;

                (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery, is received by the Depositary at or prior to 5:00 p.m., New York City time, on the Expiration Date, as provided below; and

                (iii) the certificates for the tendered Notes in proper form for transfer (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the Instructions to the Consent and Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

        The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

        UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY IN MAKING PAYMENT OF THE EXCHANGE CONSIDERATION TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES OR OTHERWISE, AND THE EXCHANGE CONSIDERATION FOR NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR NOTES DELIVERED TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

        Notwithstanding any other provision hereof, payments of the Exchange Consideration with respect to Notes tendered and accepted for exchange pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of (i) such Notes (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Notes into the Depositary's account at DTC as described above), and (ii) a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Notes, properly completed and duly executed, with any required signature guarantees, or a valid Agent's Message, and any other documents required by the Consent and Letter of Transmittal.

        Backup Federal Income Tax Withholding. To prevent backup Federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup Federal income tax withholding by completing the Substitute Form W-9 included in the Consent and Letter of Transmittal. See "Certain Federal Income Tax Consequences."

        Determination of Validity. In order for any tender of Notes to be valid, it must be in proper form. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Notes or delivered Consents pursuant to any of the procedures described above will be determined by the Company, in the Company's sole discretion (which determination will be final and binding). The Company reserves the absolute right to reject any or all tenders of any Notes or deliveries of any Consents determined by it not to be in proper form or if the acceptance for exchange of such Notes and Consents may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Notes or delivery with respect to a Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a detective tender of Notes, the tendering Holder will be entitled to the applicable Exchange Consideration.

WITHDRAWAL RIGHTS

        A HOLDER MAY NOT REVOKE CONSENTS WITH RESPECT TO TENDERED NOTES WITHOUT WITHDRAWING FROM TENDER THE NOTES TO WHICH SUCH CONSENTS RELATE. A HOLDER WHO VALIDLY WITHDRAWS PREVIOUSLY TENDERED NOTES WILL NOT RECEIVE THE EXCHANGE CONSIDERATION WITH RESPECT TO SUCH WITHDRAWN NOTES.

        Except as otherwise stated below, tenders of Notes and the concurrent delivery of Consents made pursuant to the Offer and the Solicitation are irrevocable. Notes tendered pursuant to the Offer may be withdrawn and the related Consents revoked at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter, unless the Company has failed to pay the Exchange Consideration to the Depositary on the Exchange Date. If, after such time as withdrawal rights expire, the Company alters the terms of the Exchange, then previously tendered Notes may be validly withdrawn on or prior to the date ten business days after the date that notice of any such alteration is first published, given or sent to Holders by the Company. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders, and the Supplemental Indenture will not become operative.

        For a withdrawal of a tender of Notes and a concurrent revocation of Consents to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or a "Request Message" (as defined below) must be timely received by the Depositary at its address set forth on the back page of this Statement at or prior to 5:00 p.m., New York City time, on the Expiration Date or on a business day after the Exchange Date if the Company has failed to pay the Exchange Consideration to the Depositary on the Exchange Date. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by
(x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. In lieu of submitting a written, telegraphic or facsimile transmission notice of withdrawal or revocation, DTC participants may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a Request Message to the Depositary. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a properly completed and presented written or facsimile notice of withdrawal or a Request Message is effective immediately upon receipt thereof even if physical release is not yet effected. The term "Request Message" means a message transmitted by DTC and received by the Depositary, which states that DTC has received a request for withdrawal from a DTC participant and identifies the Notes to which such request relates. A withdrawal of Notes and a revocation of Consents can only be accomplished in accordance with the foregoing procedures.

        ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL AND REVOCATION OF CONSENTS, INCLUDING A REQUEST MESSAGE, WILL BE DETERMINED BY THE COMPANY, IN THE COMPANY'S SOLE DISCRETION (WHICH DETERMINATION WILL BE FINAL AND BINDING). NONE OF THE COMPANY, THE DEPOSITARY, THE TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR REVOCATION OF CONSENTS, INCLUDING A REQUEST MESSAGE, OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

        Any Notes properly withdrawn, and with respect to which a Consent has been properly revoked, will be deemed to be not validly tendered for purposes of the Offer. Withdrawn Notes may be retendered by following one of the procedures described under "Procedures for Tendering Notes and Delivering Consents" at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date.

        There are no appraisal or other similar statutory rights available to the Holders of Notes in connection with the Offer or the Solicitation.

DEPOSITARY

        The Bank of New York has been appointed as Depositary for the Offer and the Solicitation. The Consent and Letter of Transmittal and all correspondence in connection with the Offer or the Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the appropriate address or telecopier number set forth on the back page of this Statement. Any Holder or beneficial owner that has questions concerning tender or consent procedures or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the address or telecopier number set forth on the back page of this Statement.

        Requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Depositary at the addresses or telephone numbers set forth on the back page of this Statement. Holders of Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer or the Solicitation.

        The Company will pay the Depositary reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of Notes. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the Offer and the Solicitation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        General. The following discussion sets forth certain U.S. federal income tax consequences to a Holder arising from the Exchange of Notes for the Exchange Consideration pursuant to the Offer and is included herein for general information only. This summary does not discuss any U.S. federal income tax consequences with respect to the Warrants. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department Regulations, published administrative interpretations of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change, possibly on a retroactive basis. The discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a particular Holder. Further, the tax treatment of a Holder may vary depending on its particular situation. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, brokers, dealers, foreign entities and nonresident aliens) may be subject to special rules not discussed below. This discussion only considers the tax implication of Holders who acquired the Original Notes directly from the Company. Special rules with respect to market discounts or market premiums may apply to other Holders. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that Holders held their Notes as "capital assets" within the meaning of Section 1221 of the Code and that the Holders are U.S. persons. For these purposes, a "U.S. person" means a person who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any State thereof (including the District of Columbia),
(iii) a trust or estate described in Section 7701 (a) (30) of the Code or (iv) a person whose worldwide income is otherwise subject to U.S. federal income taxation on a net income basis.

        Exchange of Notes Pursuant to the Offer. The Exchange of Notes should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code. In a recapitalization, gain or loss is generally not included in taxable income by a shareholder or security holder to the extent that stock or securities of a corporation are exchanged solely for stock or securities in such corporation. However, if a shareholder or security holder receives property other than stock or securities (commonly referred to as "boot") in an otherwise tax-free recapitalization, such boot will be includible in such exchanging shareholder or security holder's income only to the extent that it does not exceed any gain realized.

        A Note should be considered a security for these purposes. Because under existing authorities, debt instruments with a term of less than five years are generally not considered securities, a New Note received should not be considered a security and should therefore be treated as boot ineligible for non-recognition treatment. Consequently, a Holder that exchanges its Note pursuant to the Offer (a "Tendering Holder") would include in income any gain received from the transaction, provided that such gain should not exceed the sum of the Exchange Payment received and the fair market value of a New Note received. Additionally, any amount attributable to accrued but unpaid interest would be taxable to the Holder as ordinary income.

        Due to the lack of clear authority in this area, it may be possible for the IRS to successfully take the position that the Exchange is a fully taxable transaction (perhaps due to the ratio of the value of a New Note received to the Preferred Shares received). In such an event, a Tendering Holder would include in income gain or loss at the time of such exchange in an amount equal to the difference between the Tendering Holder's adjusted tax basis in its Notes exchanged and the sum of the cash and the fair market value of Preferred Shares and New Notes received.

        Backup Withholding. A Holder whose Notes are tendered and exchanged for New Notes and Preferred Shares of the Company may be subject to backup withholding at the rate of 31% with respect to certain payments received, unless such Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides his correct taxpayer identification number, certifies that he is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Completion of the Substitute Form W-9 provided in the Consent and Letter of Transmittal should be used for this purpose. A Holder of Notes who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the Holder's U.S. Federal income tax liability (which might entitle the Holder to a refund) provided that the Holder furnishes the required information to the IRS.

        The Company reserves the right not to release the Exchange Consideration unless a completed Form W-9, or other appropriate proof of backup withholding exemption, is provided.

        The Company will provide information statements to Tendering Holders and to the IRS reporting the payment of the Purchase Price as required by law.

        Taxation of Stated Interest. In general, the Holder of a New Note will be required to include in taxable income as ordinary income the interest thereon at the time it accrues or is received, in accordance with the Holder's regular method of accounting for income tax purposes.

        Sale or other Taxable Disposition of the New Note. A Holder of a New Note will recognize taxable gain on the sale or other disposition of a New Note in an amount equal to the difference between the sum of cash and fair market value of property received in exchange therefor and the Holder's adjusted tax basis in the New Note. A Holder's adjusted basis in a New Note should equal the face amount of the New Note at the time of the Exchange. A Holder's gain or loss will generally constitute capital gain or loss, and will be long-term capital gain or loss if such Holder's holding period for the New Notes is more than one year from the date of the exchange. The portion of any consideration received that represents accrued but unpaid interest would be taxable as ordinary income to the extent such interest has not been previously included in Holder's income.

        Sale or other Taxable Disposition of the Preferred Stock. Preferred stock that is received pursuant to a wholly or partially tax-free reorganization is generally subject to special tax treatment upon its disposition or redemption. Except if the disposition or redemption terminates the shareholder's interest in the company or is made pursuant to the complete liquidation of the company, the amount received is treated as ordinary income to the extent of the company's earnings and profits. The excess of the amount received over the amount constituting ordinary income would be treated as gain from the sale thereof. Consequently, to the extent the Preferred Stock is received tax-free, all or a portion of the gain from the sale of the Preferred Stock may be subject to tax at ordinary income tax rates.

        Taxation With Respect to the Preferred Stock. To the extent that the Preferred Stock is redeemable at a price higher than its basis, such excess may be treated as a series of deemed distributions made on the Preferred Stock and must be included in taxable income as it accrues. Accordingly, a Holder of Preferred Stock may be required to include in income, on an accrual basis, the excess of the redemption price over his basis in the Preferred Stock. A Holder's basis in the Preferred Stock should be equal to the Holder's basis in the Note exchanged, plus the amount of any income recognized by the Holder on the Exchange (excluding any amount attributable to accrued but unpaid interest), less the fair market value of the New Notes and the Exchange Payment received.

        THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER EITHER OF TENDERING THE NOTES OR OF RETAINING THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

MISCELLANEOUS

        The Company is not aware of any jurisdiction in which the making of the Offer and the Solicitation is not permitted by applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer and the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer and the Solicitation will not be made to (nor will tender of Notes and deliveries of Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.



                                               GENERAL MEDIA, INC.

February 16, 2001

        Manually signed facsimile copies of the Consent and Letter of Transmittal will be accepted. The Consent and Letter of Transmittal, Notes and any other required documents should be sent by each Holder or his broker, dealer, commercial bank, trust company or nominee to the Depositary at the address set forth below:

              The Depositary for the Offer and the Solicitation is:

                              The Bank of New York

   By Hand/Overnight Courier:                            By Mail:
      THE BANK OF NEW YORK                         THE BANK OF NEW YORK
       101 BARCLAY STREET                           101 BARCLAY STREET
      REORG DEPARTMENT - 7E                        REORG DEPARTMENT - 7E
    NEW YORK, NEW YORK 10286                     NEW YORK, NEW YORK 10286
        ATTN: MR. KIN LAU                            ATTN: MR. KIN LAU

 By facsimile: (212) 815-6339               Call (212) 815-3750 for Confirmation

        Any questions or requests for assistance with respect to procedural matters in connection with the Offer or additional copies of this Statement, the Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Depositary at the telephone numbers and locations listed above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Solicitation.

                                                      EXHIBIT A TO EXHIBIT T3E.1


                                    AGREEMENT

        This AGREEMENT (this "Agreement") is made and entered into as of December 28, 2000 by and among General Media, Inc., a Delaware corporation (the "Company"), and the holders of Notes (as defined herein) set forth on the signature pages hereto (individually, a "Consenting Holder," and collectively, the "Consenting Holders").

RECITALS

        WHEREAS, the Company has issued and there remains outstanding $52 million principal amount of the 10-5/8% Series B Senior Secured Notes due 2000 (the "Notes") under the Indenture, dated as of December 21, 1993 (the "Indenture"), among the Company, the "Subsidiary Guarantors" parties thereto and Bank of New York, as Trustee (the "Trustee");

        WHEREAS, each Consenting Holder is a beneficial owner and/or an investment adviser or manager for a beneficial owner (with the power to enter into this Agreement and dispose of the Notes on behalf of such beneficial owner) of Notes;

        WHEREAS, the Company and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to a restructuring of the indebtedness outstanding under the Notes;

        WHEREAS, the Company and the Consenting Holders desire to implement a restructuring of the indebtedness outstanding under the Notes substantially on the terms set forth in the Term Sheet attached as Exhibit A hereto (the "Term Sheet," and such restructuring, the "Restructuring");

        WHEREAS, in order to facilitate the implementation of the Restructuring, each Consenting Holder is prepared to commit, on the terms and subject to the conditions of this Agreement, during the period commencing on the date hereof and ending on the later of the Offer Deadline (as defined herein), or, if a Qualified Offer (as defined herein) is commenced prior to the Offer Deadline, the date of consummation of the Qualified Offer (the "Offer Consummation Date"), but in no event later than March 31, 2001 or such later date (but in no event later than April 30, 2001) as the Company and Consenting Holders holding at least 66 2/3% of the principal amount of the Notes held by the Consenting Holders hereafter agree to in writing (the "Outside Date") not to sell, transfer or assign any of the Notes or exercise any remedies with respect to the Notes, except as permitted herein; and

        WHEREAS, each Consenting Holder is prepared to commit, on the terms and subject to the conditions of this Agreement, to exchange its Notes and all warrants to purchase common stock of the Company ("Warrants") held by such Consenting Holder, for new notes of the Company with such terms as are set forth in the Term Sheet ("New Notes") and preferred stock of the Company with such terms as are set forth in the Term Sheet ("Preferred Stock"), in each case as set forth in the Term Sheet, provided that the Company meets the Conditions (as defined herein).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consenting Holders hereby agree as follows:

        1. Restriction on Transfer and Exercise of Warrants. Each Consenting Holder hereby agrees that, during the period (the "Standstill Period") commencing on the date hereof and ending on the later of the Offer Deadline or, if a Qualified Offer is made on or before the Offer Deadline, the Offer Consummation Date (but in no event later than the Outside Date), it shall not sell, transfer or assign its Notes or Warrants or any claims arising under or evidenced by the Notes, the Warrants or the Indenture and related documents (the "Relevant Claims") or any option thereon or any right or interest therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor provides the Company with a copy thereof, in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee, and the Company shall confirm that acknowledgement in writing; provided, that the Company's failure to confirm that acknowledgement in writing shall not affect the Company's obligations in favor of such transferee. During the Standstill Period, each Consenting Holder agrees not to exercise any Warrants.

        2. Restructuring. Each Consenting Holder agrees to exchange all of its Notes and Warrants for New Notes and Preferred Stock (and to consent to or vote for a Restructuring that provides for such exchange), all as set forth in the Term Sheet in connection with a Restructuring implemented by the Company, pursuant to a method of implementation to be determined by the Company after consultation in good faith with the Consenting Holders, so long as (i) the Company makes an offer to the Consenting Holders on the terms proposed in the Term Sheet on or prior to the Offer Deadline, which it in good faith endeavors to do, and the Offer Consummation Date occurs by the Outside Date, and (ii) the Company meets the conditions (the "Conditions") that (A) the terms of the Restructuring include and are consistent with the terms set forth in the Term Sheet, (B) the definitive documents for the Restructuring are in form and substance acceptable to the Consenting Holders in good faith, and (C) there shall have been no material adverse change in the business, assets, liabilities, operations, performance or condition (financial or otherwise) of the Company since September 30, 2000. During the Standstill Period, the Consenting Holders shall not, directly or indirectly, solicit any other restructuring of the Notes.

        3. Offer Deadline. This Agreement shall terminate if (a) the Company has not formally initiated an offer to the Consenting Holders of a Restructuring that satisfies the Conditions (a "Qualified Offer") on or prior to January 31, 2001, unless an extension of time has been agreed to by the Consenting Holders holding, in the aggregate, at least 66-2/3% of the principal amount of the Notes held by all of the Consenting Holders (such date, as may be extended, the "Offer Deadline"), or (b) the Offer Deadline has passed and a Qualified Offer outstanding at the time of the Offer Deadline has not been consummated by the Outside Date.

        4. Extension of the Warrants. The expiration date for exercising the Warrants held by the Consenting Holders shall be extended until the later of the Offer Deadline or if a Qualified Offer is made by the Offer Deadline, the Offer Consummation Date (but in no event later than the Outside Date).

        5. Interest Payments. So long as the conditions precedent to the effectiveness of this Agreement set forth in Section 10(a) hereof have occurred by December 31, 2000, the Company shall make its regularly scheduled payment of interest with respect to the Notes on December 31, 2000. In the event that this Agreement becomes effective after December 31, 2000, the interest payment scheduled for December 31, 2000 will be made on the first business day after the effectiveness of the Agreement and in accordance with Section 4.01 of the Indenture, the Company shall pay interest on the outstanding principal amount of the Notes at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes from January 1, 2001 through the date of such interest payment.

        6. Forbearance of Remedies. During the Standstill Period, (a) no Consenting Holder shall take any legal action against the Company under the Indenture or otherwise with respect to the Notes or Warrants and (b) the Consenting Holders, at no cost or expense to them, shall direct the Trustee, in accordance with the terms of the Indenture and consistent with the provisions of this Agreement, to forbear with respect to exercise of remedies under the Indenture, the various security documents in connection therewith (including in its role as "Collateral Agent"), or otherwise with respect to the Notes (including, without limitation, by taking legal action against, or taking any action with respect to any of the collateral supplied by, the Company or its subsidiaries).

        7. Representations and Warranties. The Company and each Consenting Holder represents and warrants to one another that the following statements are true, correct and complete as of the date hereof.

        (a) Power and Authority. It has all requisite power and authority (including authority in the case of any Consenting Holder executing this Agreement on behalf of any beneficial holder of Notes) to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

        (b) Principal Amount of Notes. Each Consenting Holder is the beneficial owner and/or an investment adviser or manager for a beneficial owner (with power to enter into this Agreement on behalf of such beneficial owner) of Notes in the principal amount set forth below such Consenting Holder's signature hereto.

        (c) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or LLC action on its part.

        (d) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

        (e) Governmental Consents. The execution, delivery and, except as may be required by the Company in connection with the conduct of a Qualified Offer, performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

        (f) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        8. Accredited Investor. Each Consenting Holder further represents and warrants that, as of the date hereof, it is (or, to the extent that it is executing this Agreement on behalf of any beneficial holder of Notes, that such beneficial holder is) an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

        9. Principal Amount of Notes. Each Consenting Holder represents and warrants that, as of the date hereof, it is the beneficial owner of the principal amount of Notes and the number of Warrants set forth below its signature block on its signature page hereto.

        10. Conditions Precedent. (a) The effectiveness of this Agreement shall be subject to the fulfillment of the following conditions:

                (i) Requisite Amount of Notes. Holders of at least 94% of the outstanding principal amount of the Notes shall have executed this Agreement.

                (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing under the Indenture.

                (b) The obligation of the Company to consummate the Restructuring shall be conditioned on Holders of at least 99% of the outstanding principal amount of the Notes agreeing to exchange them for New Notes and Preferred Stock in the Restructuring.

        11. Termination of Standstill Period. If any of the following occur prior to the expiration of the Standstill Period as provided hereinabove, the Standstill Period shall immediately terminate: (i) a material adverse change in the business, assets, liabilities, operations, performance or condition (financial or otherwise) of the Company after September 30, 2000, (ii) a material default under the Indenture (other than the failure to pay principal on December 31, 2000 or the failure to pay interest in accordance with Section 5 hereof), or (iii) a material breach of this Agreement by the Company.

        12. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude the Consenting Holders from acquiring additional Notes or Warrants. However, any such additional Notes or Warrants so acquired shall automatically be deemed to be subject to the terms of this Agreement.

        13. Indenture. Nothing contained herein shall be deemed to modify, amend or supplement the Indenture, and the Indenture shall remain in full force and effect.

        14. Amendments. This Agreement may not be modified, amended or supplemented except in writing signed by the Company and the Consenting Holders holding, in the aggregate, at least 66-2/3% of the principal amount of the Notes held by all of the Consenting Holders; provided that the Term Sheet may not be modified, amended or supplemented and the Outside Date may not be extended beyond April 30, 2001, except by a writing signed by the Company and each Consenting Holder. The condition set forth in Section 10(b) may be waived by either the Company or all of the Consenting Holders.

        15. Disclosure. Unless required by applicable law or regulation or a ruling by a court of competent jurisdiction, the Company shall not publicly disclose any Consenting Holder's holdings of Notes or Warrants without the prior written consent of such Consenting Holder, and if such announcement or disclosure is so required by law or regulation or court ruling, the Company shall afford such Consenting Holder a reasonable opportunity to review and comment upon any such announcement or disclosure prior to such announcement or disclosure. The foregoing shall not prohibit the Company from disclosing the identity of any Consenting Holder, the approximate aggregate holdings of Notes and Warrants by the Consenting Holders as a group or the existence and terms of this Agreement. The provisions of this Section 15 shall survive the termination of this Agreement and the Standstill Period.

        16. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Agreement.

        17. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

        18. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

        19. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

        20. Prior Negotiations. This Agreement and the Term Sheet supersede all prior negotiations with respect to the subject matter hereof.

        21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

        22. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof.

                  [Remainder of page intentionally left blank]

                          [Signature pages omitted]

                                                                  Execution Copy

                                    EXHIBIT A



                             SUMMARY TERM SHEET FOR
                              PROPOSED REFINANCING
                             FOR GENERAL MEDIA, INC.


                This Summary Term Sheet sets forth a brief summary of the principal terms of a proposed refinancing (the "Refinancing") of the indebtedness of General Media, Inc. (the "Company") under the Indenture dated as of December 21, 1993 (the "Indenture") among the Company, certain subsidiary guarantors and IBJ Schroder Bank & Trust Company, Inc. ("IBJ Schroder"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture.

                1. Exchange. On the closing date of the Refinancing (the "Closing Date"), the holders (the "Holders") of outstanding Notes (the "Old Notes") will exchange the Old Notes and Warrants (as defined in the Warrant Agreement dated as of December 21, 1993 (the "Warrant Agreement") between the Company and IBJ) for (a) new notes (the "New Notes") issued by the Company in the equivalent outstanding principal amount of approximately $52 million to be issued under a new or supplemental indenture (the "New Indenture") and (b) new convertible preferred stock of the Company (the "New Preferred Stock"). The New Notes and the New Preferred Stock will trade as a single unit, except that, as to any Holder, the New Preferred Stock may be held by an affiliate (of such Holder) designated by such Holder and having a common decision-making authority or governance with such Holder.

                2.      Principal Terms of New Notes.

                A.      Maturity. Third anniversary of the Closing Date.

                B. Interest. The New Notes will bear interest at the non-default rate of 15% per annum from and after January 1, 2001. Interest will be payable quarterly in cash.

                C. Amortization. The Company will make payments of principal as follows: (i) during the first year immediately following the Closing Date, $700,000 at the end of each of the first and third quarters, $1,050,000 at the end of the second quarter, and $1,250,000 at the end of the fourth quarter, in such year (i.e., $3,700,000 for the entire year), (ii) during the second year immediately following the Closing Date, $1,300,000 at the end of each of the first and third quarters, and $1,950,000 at the end of each of the second and fourth quarters, in such year (i.e., $6,500,000 for the entire year), (iii) during the third year immediately following the Closing Date, $1,300,000 at the end of each of the first and third quarters, and $1,950,000 at the end of the second quarter, in such year and (iv) on the third anniversary of the Closing Date (i.e., the Maturity
                        Date), the remaining outstanding principal amount of the New Notes.

                D. Excess Cash Flow. No later than 90 days after the end of each fiscal year, the Company will prepay the principal amount of the New Notes in an amount equal to 50% of the excess cash flow of the Company and its Subsidiaries for such fiscal year. Such payments will be applied in reverse chronological order to the required amortization payments set forth above.

                E. Optional Prepayments. The New Notes will be pre-payable at any time at the Company's option, without premium or penalty. Partial prepayments will be applied in reverse chronological order to the required amortization payments set forth above.

                F. Guarantees. The Company's obligations under the New Indenture will be guaranteed by all of the Company's Subsidiaries (collectively, the "Subsidiary Guarantees").

                G. Collateral. The Company's obligations under the New Indenture and the Subsidiaries' obligations under the Subsidiary Guarantees will be secured by (i) perfected, first priority liens on substantially all of the real and personal property of the Company and its Subsidiaries, including without limitation all owned and leased real estate, inventory, receivables, artwork and intellectual property, (ii) an assignment of the Company's collateral interest in the proceeds of the split-dollar life insurance on Robert Guccione ("Guccione") and (iii) a silent lien (subordinate to all other valid existing liens) on the townhouse paid for or used by the Company and/or its Subsidiaries; provided, however, that if the consent of the holders of existing senior liens ("Existing Senior Liens") on the townhouse is necessary to the grant of such subordinate lien and is not given, (x) the subordinate lien will instead be a lien on the net proceeds, if any, of the sale or other disposition of, or other income from, the townhouse, after payment of such Existing Senior Liens and (ii) the Company or other owner of the townhouse will grant such lien on the townhouse itself if and when such existing senior liens are repaid or refinanced (it being understood that (aa) in the meantime the owner of the townhouse shall execute and deliver a mortgage to the agent or trustee for the Holders, for filing upon the occurrence, if any, of such repayment or refinancing and
                        (bb) such proceeds lien and mortgage shall be junior only to the Existing Senior Liens and the liens securing the indebtedness, if any, actually incurred to refinance the same).

                H. Other. The New Indenture will have covenants, events of default and other terms satisfactory to the Holders in good faith, including without limitation (i) standard and customary provisions allowing the Holders to tender New Notes to the Company upon the occurrence of permitted asset sales or changes in control (such "changes in control" to include (a) the resignation or termination of John Prebich, and the Company's failure to hire a replacement president and chief operating officer reasonably satisfactory to the Holders within 90 days and (b) following the death of, or other loss or transfer of control of the Company by, Guccione, the failure of the board of directors of the Company (the "Board") to consist entirely of the members thereof at the time of such death, loss or transfer (the "Existing Members") plus new members appointed by the unaffiliated Existing Members) and (ii) a $4.5 million aggregate per annum limit on all compensation and expense payments and reimbursements for Guccione and his affiliates (it being understood that (x) such payments and reimbursements shall be described and/or documented to the reasonable satisfaction of the Holders and (y) the Company and the Holders shall work in good faith to structure such payments and reimbursements in a tax-efficient manner). The Indenture will contain provisions prohibiting the entry into new lines of business, or the consummation of certain extraordinary transactions (including asset sales), by the Company and/or its Subsidiaries without the consent of a majority in principal amount of the New Notes. The Holders do not anticipate the creation of material new covenants in the New Indenture at this time (other than those described herein or in the existing indenture) but reserve the right to discuss the same in good faith with the Company in negotiating the definitive provisions of the New Indenture.

                3.      New Preferred Stock.

                A.      Liquidation preference. $10 million.

                B. Redemption. Mandatory redemption on fifth anniversary of the Closing Date for liquidation preference plus accrued and unpaid dividends (subject to the conversion rights of the Holders as set forth below). Optional redemption as follows (in each case simultaneously with payment in full of all principal, interest, fees and expenses on New Notes): (i) during the first six months immediately following the Closing Date, for $4 million, (ii) during the remainder of the first year immediately following the Closing Date, for $6 million, (iii) during the second year immediately following the Closing Date, for $10 million, (iv) during the third year immediately following the Closing Date, for 110% of the sum of the liquidation preference plus accrued and unpaid dividends, (v) during the fourth year immediately following the Closing Date, for 115% of the sum of the liquidation preference plus accrued and unpaid dividends and (vi) during the fifth year immediately following the Closing Date, for 120% of the sum of the liquidation preference plus accrued and unpaid dividends. During the third, fourth and fifth years immediately following the Closing Date, the Company shall give the Holders 60 days' notice of such optional redemption, and the Holders shall have the right, as described below, to convert the New Preferred Stock into common stock of the Company ("Common Stock") during such time, in lieu of such optional redemption.

                C.      Dividends. "Paid-in-kind" at a rate of 13% per annum.

                D. Board control. In the event of a payment default on the New Notes, the holders of the New Preferred Stock will have the right to elect a majority of the Board.

                E. Conversion. Subject to the optional redemption provisions set forth above, the holders of the New Preferred Stock will have the right to convert the New Preferred Stock into (a) during the third year immediately following the Closing Date, 10% of the Common Stock on a fully diluted basis, (b) during the fourth year immediately following the Closing Date, 12.5% of the Common Stock on a fully diluted basis and
                        (c) during the fifth year immediately following the Closing Date and for a period of 120 days thereafter, 15% of the Common Stock on a fully diluted basis.

                4.      Other.

                A.      Fees and Expenses. On the Closing Date the Company will
                        (i) pay the Holders an aggregate fee equal to 2% of the principal amount of the New Notes and (ii) reimburse the Holders (and the indenture trustee under the New Indenture) for their respective legal fees and expenses incurred in connection with the Refinancing.

                5. Disclaimer. This Summary Term Sheet does not represent a commitment, obligation or understanding on the part of any present or potential future Holder to amend, waive or otherwise modify (including without limitation by way of refinancing, termination, cancellation or exchange) the Indenture, the Warrant Agreement, the Collateral Agreements or any term or provision thereof or of any agreement, instrument or documents related thereto, or to forebear from exercising remedies with respect thereto. No Holder shall be so obligated unless and until all internal credit approvals are sought and obtained, all definitive documentation is negotiated and executed and all conditions precedent are satisfied or waived. The definitive documentation shall be in form and substance satisfactory to the Holders in good faith and may contain terms which vary from the terms described above.

                             AMENDMENT TO AGREEMENT

        This AMENDMENT TO AGREEMENT (this "Amendment") is made and entered into as of January 29, 2001 by and among General Media, Inc., a Delaware corporation (the "Company"), and the holders of Notes (as defined herein) set forth on the signature pages hereto (individually, a "Consenting Holder," and collectively, the "Consenting Holders") and amends that certain Agreement, dated as of December 28, 2000, by and among the Company and the Consenting Holders (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

        WHEREAS, pursuant to the Agreement, the Consenting Holders, among other things, agreed not to sell, transfer or assign any of the Company's 10-5/8% Series B Senior Secured Notes due 2000 (the "Notes") or exercise any remedies with respect to the Notes, except as permitted therein, and to exchange their Notes for New Notes and Preferred Stock, provided that the Company makes a Qualified Offer to exchange the Notes for the New Notes and Preferred Stock by the Offer Deadline and consummates such Qualified Offer by the Outside Date;

        WHEREAS, in order to finalize definitive documents relating to the exchange offer, the Company and the Consenting Holders who executed the Agreement desire to extend the Offer Deadline and to make minor changes to the Term Sheet; and

        WHEREAS the written consent of 66-2/3% of the Consenting Holders who executed the Agreement is required to extend the Offer Deadline and the written consent of all of the Consenting Holders is required to amend the Term Sheet.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consenting Holders hereby agree as follows:

        23. Amendment of Offer Deadline. The Offer Deadline is hereby extended to from January 31, 2001 to February 16, 2001.

        Amendments to Term Sheet. The Term Sheet is amended as follows:

        (a)     Section 2.G.(i) is amended in its entirety to read as follows:
                "perfected, first priority liens on substantially all of the real and personal property of the Company and its Subsidiaries (excluding leased real estate), including, without limitation owned real estate, inventory, receivables, artwork and intellectual property".

        (b) Section 3.E.(c) is modified by deleting therefrom the words "and for a period of 120 days thereafter".

        24. No Other Changes. Except as expressly provided herein, this Amendment is without prejudice to all other rights, claims and defenses of the parties under the Agreement and shall not constitute a waiver of any such rights, claims or defenses.

        25. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

        26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

                IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                      GENERAL MEDIA, INC.



                                      By: /s/ John C. Prebich
                                          -------------------------------------
                                          Name:  John C. Prebich
                                          Title: President and Chief Operating
                                                 Officer



                          [Signature pages omitted]

                                                      EXHIBIT C TO EXHIBIT T3E.1


                         AMENDMENT TO SECURITY AGREEMENT

                  AMENDMENT TO SECURITY AGREEMENT, dated as of March __, 2001 (this "Amendment"), among GENERAL MEDIA, INC, a Delaware corporation (the "Company"), each of the "SUBSIDIARY GRANTORS" listed on the signature pages hereto (the "Subsidiary Grantors") and THE BANK OF NEW YORK (successor-in-interest to IBJ Schroder Bank & Trust Company), as Collateral Agent (the "Collateral Agent"). Defined terms used but not defined herein shall have the meanings attributed to them in the Security Agreement (as defined below).

                  WHEREAS, the Company, the Subsidiary Grantors and the Collateral Agent are parties to the Security Agreement (the "Security Agreement"), dated as of December 21, 1993, for the benefit of the Collateral Agent and the Secured Parties, which Security Agreement secures the obligations of the Company under the Indenture (the "Indenture") dated as of December 21, 1993 among the Company, the Subsidiary Guarantors and the Trustee thereunder and the Notes issued pursuant thereto;

                  WHEREAS, pursuant to the terms of the Offer to Exchange and Consent Solicitation Statement and the Consent and Letter of Transmittal, each dated February 16, 2001 (together, the "Exchange Offer Documents"), the Company wishes to exchange (the "Exchange") its outstanding Series B 10-5/8% Notes for the Exchange Consideration (as defined in the Exchange Offer Documents);

                  WHEREAS, Section 9.01 of the Indenture and Section 18.1 of the Security Agreement provide that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the provisions of the Security Agreement as provided for herein without the consent of the Holders of the Notes;

                  WHEREAS, the execution and delivery of this Amendment by the Company and each of the Subsidiary Grantors have been duly authorized by resolutions of their respective Boards of Directors, and all other conditions and requirements necessary to authorize and permit the execution and delivery of this Amendment by all parties hereto have been performed and fulfilled; and

                  WHEREAS, the Company and the Subsidiary Grantors have requested that the Collateral Agent join them in the execution and delivery of this Amendment for the purpose of providing additional security under the Security Agreement as hereinafter set forth, and the Collateral Agent is willing to do so.

                  NOW, THEREFORE, in consideration of the premises hereof and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Subsidiary Grantors covenant and agree with the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, as follows:

                  Section 1. Grant of Security Interests. Section 2 of the Security Agreement is hereby deleted and amended to read as follows:

         "SECTION 2.  GRANT OF SECURITY INTERESTS

                  Each Grantor hereby assigns and pledges to Collateral Agent for Collateral Agent's benefit and for the ratable benefit of the Secured Parties, and hereby grants to Collateral Agent for Collateral Agent's benefit and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following whether now owned or hereafter acquired and wherever located (collectively, the "Collateral") to secure the Secured Obligations (as defined in Section 3 hereof) of such Grantor:

                  (A)      General Intangibles;

                  (B)      Accounts;

                  (C)      Inventory;

                  (D)      Documents;

                  (E)      Instruments;

                  (F)      Equipment and other Goods;

                  (G)      Fixtures;

                  (H) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) through (G) above or are otherwise necessary or helpful in the realization thereof or in the operation of such Grantor's business;

                  (I)      to the extent not included in subparts (A) through
                           (H) above, all other personal property, including artwork, of such Grantor whether now owned or hereafter acquired and wherever located except cash and Cash Equivalents, to the extent not constituting proceeds of other Collateral; and

                  (J) Proceeds and products of all or any of the property described in subparts (A) through (I) above."

                  Section 2. Excluded General Intangibles. Section 1.1 of the Security Agreement is hereby amended by the deletion in its entirety of the definition of "EXCLUDED GENERAL INTANGIBLES".

                  Section 3. General Intangibles. Section 1.1 of the Security Agreement is hereby amended by the deletion in its entirety of the definition of "GENERAL INTANGIBLES" and the substitution in its place of the following:

                  "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by and Grantor including, without limitation, all right, title and interest of any Grantor in and to: (a) agreements, leases, licenses, permits and contracts in favor of any Grantor or to which any Grantor is or may become a party; (b) all obligations or indebtedness owing to any Grantor from whatever source arising; (c) all tax refunds; (d) all Intellectual Property; and (e) all trade secrets and other confidential information relating to the business of any Grantor including by way of illustration and not limitation: the names and addresses of, and credit and other business information concerning, any Grantor's past, present or future customers; the prices which any Grantor obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of Inventory, equipment, components, devices and services furnished by any Grantor; information concerning subscribers (including subscriber lists), distributors, contractors, models, advertisers and suppliers of any Grantor; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by any Grantor of its business not generally known by the public.

                  Section 4. Instruments. Section 1.1 of the Security Agreement is hereby amended by the deletion in its entirety of the definition of "INSTRUMENTS" and the substitution in its place of the following:

                  "INSTRUMENTS" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by any Grantor; provided, however, that the term "Instruments" shall not include (i) Cash Equivalents or (ii) any intercompany note required to be executed in connection with the New Credit Agreement so long as the aggregate principal amount of Indebtedness represented by all such intercompany notes does not exceed at any time the amount then permitted by the Indenture to be outstanding under the New Credit Agreement.

                  Section 5. "Transfers and Releases of Collateral. Section 8.1 of the Security Agreement is hereby amended by the deletion of the first full sentence thereof and the substitution in its place of the following:

                  "Except as otherwise permitted by the Indenture, each Grantor agrees that it will not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions of Inventory in the ordinary course."

                  Section 6. Additional Agreements. The Security Agreement is hereby amended by the addition of new Sections 2A, 2B and 2C thereto to read as follows:

         "SECTION 2A.  ADDITIONAL AGREEMENTS

                           1. General Media International, Inc. and Robert C. Guccione (together, the "Supplemental Grantors") hereby agree that if there should be, during the period beginning on the date of this Amendment and ending upon the full discharge and satisfaction of the Notes, a sale, lease, exchange, assignment, conveyance or other transfer or disposition, whether direct or indirect, of the property and improvements located at, and known as, 16 East 67th Street, New York, New York (the "Town House"), and more particularly described on Exhibit A attached hereto, or of any interest therein, they will pay over promptly to the Collateral Agent for deposit in the Collateral Account (as defined below) the cash proceeds received by them, up to the full amount of the then outstanding obligations under the Notes, after (a) satisfaction in full of Permitted Senior Liens (as hereinafter defined), (b) satisfaction in full of other liens securing liquidated amounts encumbering the Town House as of the closing date of the sale or transfer and which are held by third parties not affiliated with the Supplemental Grantors, and

         (c) payment of reasonable and customary closing costs, at market rates, to third parties not affiliated with either of the Supplemental Grantors.

                           2. The Supplemental Grantors covenant that they will not voluntarily permit any additional mortgage, claim, lien, security interest or encumbrance whatsoever to be filed or placed upon any portion of the Town House unless and until the Mortgage (as defined in Section 2B below) is filed, other than (a) the mortgages encumbering the Town House, as of the date hereof, held by Merrill Lynch Credit Corporation, Cendant Mortgage Corporation and Kennedy Funding, Inc. (collectively, the "Existing Senior Liens"), or (b) any amendments, modifications, supplements, renewals, extensions, replacements or refinancings of the Existing Senior Liens (collectively, with the Existing Senior Liens, the "Permitted Senior Liens"). The Supplemental Grantors covenant that at no time prior to the payment in full of the Notes shall the outstanding indebtedness secured by the Permitted Senior Liens exceed, in the aggregate, thirty-eight million, two hundred ninety three thousand, seven hundred seventy eight dollars ($38,293,778), plus any interest, fees, protective advances, or similar charges, provided for under the documentation pertaining to the Permitted Senior Liens that may accrue and remain unpaid after January 31, 2001 (whether or not any such unpaid interest, fees, protective advances or similar charges are thereafter added to the principal amount of the indebtedness secured by the Permitted Senior Liens). The term "Town House Refinancing" as used herein shall mean (i) any replacement or refinancing of the entire debt secured by the Existing Senior Liens or (ii) any replacement or refinancing of 75% (or more) of the then existing indebtedness secured by the Existing Senior Liens (with the Existing Senior Liens continuing to secure the unpaid balance of such indebtedness), provided, however, that such replacement or refinancing of at least 75% of the then existing indebtedness secured by the Existing Senior Liens results in a replacement or refinancing (at least in part) of the mortgages then held by Merrill Lynch Credit Corporation or Cendant Mortgage Corporation (and any of their successors and assigns).

                           3. The Supplemental Grantors hereby represent and warrant to the Collateral Agent that (a) collectively they own good and valid fee title to the Town House, subject to the Existing Senior Liens and to other liens and encumbrances of record as of the date hereof, and (b) the aggregate amount of outstanding principal, interest and other amounts secured by the Existing Senior Liens as of January 31, 2001 is thirty-eight million, two hundred ninety three thousand, seven hundred seventy eight dollars ($38,293,778).

         SECTION 2B.  CONDITIONAL GRANT OF MORTGAGE

                           Each of the Supplemental Grantors hereby agrees that, upon a Town House Refinancing or the satisfaction of the Permitted Senior Liens (a "Satisfaction") at a time prior to payment in full of the Notes, the Collateral Agent shall have the right to file a mortgage (the "Mortgage") with the New York City Register's Office for New York County (the "Register's Office"), encumbering the Town House, in the form attached hereto as Exhibit B, in the dollar amount (the "Mortgage Amount") equal to the "Appraised Value" of the Town House determined at or about the time of such Town House Refinancing or Satisfaction, less any indebtedness secured by the Permitted Senior Liens outstanding with respect to the Town House immediately following a Town House Refinancing, if applicable, provided that in no event shall the amount of the Mortgage be less than $1,000,000 nor more than the then outstanding balance due under the Notes. For these purposes, "Appraised Value" shall mean the fair market value of the Town House, as set forth in a written appraisal report (the "Appraisal"), prepared by a reputable independent appraisal firm knowledgeable in the relevant market appointed by the Supplemental Grantors and reasonably acceptable to the Collateral Agent. The Company shall arrange for the Appraisal, pay all costs associated with the Appraisal and deliver a copy of the Appraisal to the Collateral Agent on or before the closing date of the Town House Refinancing or Satisfaction, as the case may be. The Mortgage, if and when filed in accordance with the terms hereof, shall constitute additional Collateral, but no security or collateral interest shall be created under this Section 2B until the filing of the Mortgage in accordance with the terms hereof. The Mortgage shall be senior to any other voluntary liens or encumbrances encumbering the Town House except for any Permitted Senior Liens, and the Subsidiary Grantors shall ensure that the recordation of the Mortgage and any Amended Mortgage shall be permitted under, and shall not result in any breach or default under, any Permitted Senior Liens. The Supplemental Grantors have contemporaneously herewith delivered to the Collateral Agent a duly executed form of mortgage in the form of the Mortgage with the Mortgage Amount omitted. Not later than thirty (30) days prior to the proposed closing date of a Town House Refinancing or Satisfaction, the Supplemental Grantors shall notify the Collateral Agent in writing thereof (which notice shall include the Supplemental Grantors' reasonable estimate of the amount of any Permitted Senior Liens that will encumber Town House immediately following a Town House Refinancing, if applicable), and on the closing date of the Town House Refinancing or Satisfaction, the Supplemental Grantors shall notify the Collateral Agent in writing of the precise amount of any Permitted Senior Liens that will encumber Town House immediately following a Town House Refinancing, if applicable. The Collateral Agent shall then insert the Mortgage Amount (calculated pursuant to the terms hereof, which calculation by the Collateral Agent, absent manifest error, shall be conclusive and binding) in the executed form of mortgage and file the same for recording with the Register's Office. Upon notification by the Collateral Agent of the Mortgage Amount, the Company shall promptly pay any mortgage recording tax due in connection with such filing to the Collateral Agent. The Collateral Agent shall not file the Mortgage prior to a Town House Refinancing or Satisfaction and shall otherwise comply with the terms of this Section 2B. Each of the Supplemental Grantors hereby agrees that if, at a time after a Town House Refinancing has occurred but prior to a sale of the Town House or payment in full of the Notes, (x) the then senior indebtedness encumbering the Town House is pre-paid, paid down or otherwise reduced, in part or whole, but not in connection with a sale of the Town House (and excluding monthly amortizing payments of principal), in an amount equal to or exceeding $1,000,000 in any one payment or series of related payments or other action (a "Subsequent Reduction"), or (y) a Satisfaction occurs, then so long as the "Townhouse Equity Amount" (as defined below) is at least $2,000,000, the Supplemental Grantors shall execute and deliver to the Collateral Agent, and the Collateral Agent shall promptly file, an amendment to the Mortgage (the "Amended Mortgage") with the Register's Office with respect to the Town House, consistent with the form of the Mortgage, with only the Mortgage Amount amended to add the amount (subject to the cap set forth below) of the Subsequent Reduction or the amount of the payment resulting in the Satisfaction (as the case may be), provided that in no event shall the aggregate amount of indebtedness secured by the Amended Mortgage be greater than the lesser of (a) the then outstanding balance due under the Notes or (b) the Townhouse Equity Amount (as hereinafter defined). The term "Townhouse Equity Amount" shall mean the Appraised Value (based on the Appraisal provided for above or based on a new Appraisal arranged and paid for by The Company if the Appraisal is then more than two years old) minus the aggregate indebtedness secured by the Permitted Senior Liens at such time after giving effect to the Subsequent Reduction or Satisfaction. Not later than ten (10) days prior to the proposed closing date of a Subsequent Reduction or Satisfaction, the Supplemental.

         Grantors shall notify the Collateral Agent in writing thereof (which notice shall include the amount of the Subsequent Reduction or the payment resulting in the Satisfaction) and deliver to the Collateral Agent with the executed form of Amended Mortgage any additional mortgage recording tax due in connection with such filing.

         SECTION 2C.  COLLATERAL ASSIGNMENT OF INSURANCE PROCEEDS

                           The Company and the Collateral Agent have executed and delivered an Assignment of Rights to Proceeds of Insurance (the "Collateral Assignment of Insurance Proceeds") in the form attached hereto as Exhibit C, which Collateral Assignment of Insurance Proceeds, when acknowledged by all of the parties and in the manner contemplated thereby, shall create in favor of the Collateral Agent for the benefit of the Collateral Agent and for the ratable benefit of the Secured Parties the additional collateral interests purported to be created therein.

         SECTION 2D.  COLLATERAL ACCOUNT

                           There is hereby created and established with and in the name of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties a trust account to be designated the "Collateral Account", which Collateral Account shall constitute additional Collateral. The funds deposited from time to time into or standing to the credit of the Collateral Account shall be invested from time to time by the Collateral Agent at the written direction of the Company, in Cash Equivalents, and, except as provided below, any interest or other income realized therefrom shall be deposited into and become a part thereof. Any amounts remaining in the Collateral Account immediately following payment of the Notes in full and satisfaction of all other Obligations then due and owing thereunder and under the Indenture shall be paid to the Company, in the case of funds deposited in the Collateral Account pursuant to the Collateral Assignment of Insurance Proceeds, or to the Supplemental Grantors, in the case of funds deposited in the Collateral Account in connection with a disposition of the Town House pursuant to Section 2A (or, with respect to amounts in the Collateral Account representing income upon Cash Equivalents held in the Collateral Account, to the original source, as provided above, of the funds used to obtain such Cash Equivalents) (such payee, the "Original Contributor"). All income accruing from such Cash Equivalents shall be taxable to the Original Contributor thereof, and the Collateral Agent shall release no later than January 31 of each year from the Collateral Account to each Original Contributor 40% of the income attributed to such Original Contributor in the prior calendar year. Except for its own gross negligence, willful misconduct or knowing violation of law, the Collateral Agent shall have no liability for any losses on investments made in accordance with this Section. So long as there is no Event of Default existing at such time, the Company shall have the right, in its sole discretion, at any time and from time to time, to use any funds in the Collateral Account to fund an optional redemption of Notes pursuant to Section 3.07 of the Indenture and Section 5 of the Notes."

                  Section 7. Reaffirmation. Except as hereby expressly amended, the Security Agreement is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

                  Section 8. Governing Law. This Amendment and each and every provision hereof shall be construed in accordance with the laws of the State of New York.

                  Section 9. Successors and Assigns. All the covenants in this Amendment contained by or on behalf of the Company and Subsidiary Guarantors shall bind its successors and assigns, whether so expressed or not.

                  Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 11. Binding Obligation. The Company and the Subsidiary Grantors represent and warrant that this Amendment is the legally valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have caused this Amendment to be duly executed and delivered by their respective undersigned duly authorized officer as of the date and year first above written.

GENERAL MEDIA, INC.

By: ______________________________
    Name:
    Title:

SUBSIDIARY GRANTORS

GENERAL MEDIA ART HOLDING, INC.
GENERAL MEDIA COMMUNICATIONS, INC.
GENERAL MEDIA ENTERTAINMENT, INC.
GENERAL MEDIA FILMS, INC.
GENERAL MEDIA (UK), LTD.
GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.
PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT
PENTHOUSE FINANCIAL SERVICES, N.V.
PENTHOUSE IMAGES ACQUISITIONS, LTD.
PENTHOUSE MUSIC, LTD.
PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.
PENTHOUSE AUSTRALIA PTY LTD

By: ____________________________________
    Name:
    Title:
(for each of the above-listed Subsidiary Grantors)

THE BANK OF NEW YORK
(Successor-in-Interest to IBJ Schroder
Bank & Trust Company), as Collateral Agent

By: ____________________________________
    Name:
    Title:

GENERAL MEDIA INTERNATIONAL, INC.
(Solely with respect to Section 6)

By: ____________________________________
    Name:
    Title:

________________________________________
ROBERT  C. GUCCIONE
(Solely with respect to Section 6)

                                    Exhibit A

                       Description of Town House Property

ALL that certain plot, parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of East 67th Street, distant 120 feet westerly from the corner formed by the intersection of the southerly side of East 67th Street with the westerly side of Madison Avenue;

RUNNING THENCE southerly parallel with the westerly side of Madison Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the Block;

THENCE westerly along the center line of the Block, 48 feet;

THENCE northerly parallel with the westerly side of Madison Avenue and part of the distance through a party wall, 100 feet 5 inches to the southerly side of East 67th Street;

THENCE easterly along the southerly side of East 67th Street, 48 feet to the point or place of BEGINNING.

                                                                       EXHIBIT B

CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT-THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY.


                 ----------------------------------------------


THIS MORTGAGE, made the             day of                   , 2001

BETWEEN

                  GENERAL MEDIA INTERNATIONAL, INC., a New York corporation, having an address at 11 Penn Plaza, New York, New York 10001, and Robert C. Guccione, an individual, having an address at 16 East 67th Street, New York, New York 10021, as mortgagors





                                                   (collectively, THE MORTGAGOR,
AND

                  THE BANK OF NEW YORK, (successor in interest to IBJ Schroder Bank & Trust Company), as COLLATERAL AGENT, under that certain Indenture, dated as of December 21, 1993, among General Media, Inc., the Subsidiary Guarantors named therein and The Bank of New York, as trustee (as such Indenture has been amended, modified and supplemented, to date, the "Indenture") having an address at the mortgagee,

WITNESSETH, that to secure the payment of an indebtedness in the sum of dollars,

lawful money of the United States, to be paid

with interest thereon to be computed from the date hereof, at the rate of
               per centum per annum, and to be paid on the                day
of                                                 next ensuing and
                             thereafter

                                                               according to the
Indenture, the mortgagor hereby mortgages to the mortgagee

ALL that certain plot. piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the

              SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

TOGETHER with all right, title and interest of the mortgagor in and to the land lying in the streets and roads in front of and adjoining said premises;

TOGETHER with all fixtures, chattels and articles of personal property now or hereafter attached to or used in connection with said premises, including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other equipment and machinery, appliances, fittings, and fixtures of every kind in or used in the operation of the buildings standing on said premises, together with any and all replacements thereof and additions thereto;

TOGETHER with all awards heretofore and hereafter made to the mortgagor for taking by eminent domain the whole or any part of said premises or any easement therein, including any awards for changes of grade of streets, which said awards are hereby assigned to the mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable; and the said mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said awards to the mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

AND the mortgagor covenants with the mortgagee as follows:

1. That the mortgagor will pay the indebtedness as hereinbefore provided.

2. That the mortgagor will keep the buildings on the premises insured against loss by fire for the benefit of the mortgagee; and that he will reimburse the mortgagee for any premiums paid for insurance made by the mortgagee on the mortgagor's default in so insuring the buildings or in so assigning and delivering the policies.

3. That no building on the premises shall be altered, removed or demolished without the consent of the mortgagee.

4. That the whole of said principal sum and interest shall become due at the option of the mortgagee: after default in the payment of any installment of principal or of interest for fifteen days; or after default in the payment of any tax, water rate, sewer rent or assessment for thirty days after notice and demand; or after default after notice and demand either in assigning and delivering the policies insuring the buildings against loss by fire or in reimbursing the mortgagee for premiums paid on such insurance, as hereinbefore provided; or after default upon request in furnishing a statement of the amount due on the mortgage and whether any offsets or defenses exist against the mortgage debt, as hereinafter provided. An assessment which has been made payable in installments at the application of the mortgagor or lessee of the premises shall nevertheless, for the purpose of this paragraph, be deemed due and payable in its entirety on the day the first installment becomes due or payable or a lien.

5. That the holder of this mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver.

6. That the mortgagor will pay all taxes, assessments, sewer rents or water rates, and in default thereof, the mortgagee may pay the same.

7. That the mortgagor within five days upon request in person or within ten days upon request by mail will furnish a written statement duly acknowledged of the amount due on this mortgage and whether any offsets or defenses exist against the mortgage debt.

8. That notice and demand or request may be in writing and may be served in person or by mail.

9. That the mortgagor warrants the title to the premises.

10. That the fire insurance policies required by paragraph No. 2 above shall contain the usual extended coverage endorsement; that in addition thereto the mortgagor, within thirty days after notice and demand, will keep the premises insured against war risk and any other hazard that may reasonably be required by the mortgagee. All of the provisions of paragraphs No. 2 and No. 4 above relating to fire insurance and the provisions of Section 254 of the Real Property Law construing the same shall apply to the additional insurance required by this paragraph.

11. That in case of a foreclosure sale, said premises, or so much thereof as may be affected by this mortgage, may be sold in one parcel.

12. That if any action or proceeding be commenced (except an action to foreclose this mortgage or to collect the debt secured thereby), to which action or proceeding the mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this mortgage, all sums paid by the mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this mortgage (including reasonable counsel fees), shall be paid by the mortgagor, together with interest thereon at the rate of six per cent per annum, and any such sum and the interest thereon shall be a lien on said premises, prior to any right, or title to, interest in or claim upon said premises attaching or accruing subsequent to the lien of this mortgage, and shall be deemed to be secured by this mortgage. In any action or proceeding to foreclose this mortgage, or to recover or collect the debt secured thereby, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

13. That the mortgagor hereby assigns to the mortgagee the rents, issues and profits of the premises as further security for the payment of said indebtedness, and the mortgagor grants to the mortgagee the right to enter upon and to take possession of the premises for the purpose of collecting the same and to let the premises or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. This assignment and grant shall continue in effect until this mortgage is paid. The mortgagee hereby waives the right to enter upon and to take possession of said premises for the purpose of collecting said rents, issues and profits, and the mortgagor shall be entitled to collect and receive said rents, issues and profits until default under any of the covenants, conditions or agreements contained in this mortgage, and agrees to use such rents, issues and profits in payment of principal and interest becoming due on this mortgage and in payment of taxes, assessments, sewer rents, water rates and carrying charges becoming due against said premises, but such right of the mortgagor may be revoked by the mortgagee upon any default, on five days' written notice. The mortgagor will not, without the written consent of the mortgagee, receive or collect rent from any tenant of said premises or any part thereof for a period of more than one month in advance, and in the event of any default under this mortgage will pay monthly in advance to the mortgagee, or to and, receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of said premises or of such part thereof as may be in the possession of the mortgagor, and upon default in any such payment will vacate and surrender the possession of said premises to the mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings.

14. That the whole of said principal sum and the interest shall become due at the option of the mortgagee: (a) after failure to exhibit to the mortgagee, within ten days after demand, receipts showing payment of all taxes, water rates, sewer rents and assessments; or (b) after the actual or threatened alteration, demolition or removal of any building on the premises without the written consent of the mortgagee; or (c) after the assignment of the rents of the premises or any part thereof without the written consent of the mortgagee; or (d) if the buildings on said premises are not maintained in reasonably good repair; or (e) after failure to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the premises within three months from the issuance thereof; or
(f) if on application of the mortgagee two or more fire insurance companies lawfully doing business in the State of New York refuse to issue policies insuring the buildings on the premises; or (g) in the event of the removal, demolition or destruction in whole or in part of any of the fixtures, chattels or articles of personal property covered hereby, unless the same are promptly replaced by similar fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from chattel mortgages or other encumbrances thereon and free from any reservation of title thereto; or (h) after thirty days' notice to the mortgagor, in the event of the passage of any law deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the taxation of mortgages or debts secured thereby for state or local purposes; or (i) if the mortgagor fails to keep, observe and perform any of the other covenants, conditions or agreements contained in this mortgage; or (j) if the mortgagor fails to keep, observe and perform any of the covenants, conditions or agreements contained in any prior mortgage or fails to repay to the mortgagee the amount of any instalment of principal or interest which the mortgagee may have paid on such mortgage with interest thereon as provided in paragraph 16 of this mortgage.

15. That the mortgagor will, in compliance with Section 13 of the Lien Law, receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

16. If the mortgagor fails to pay any instalment of principal or interest on any prior mortgage when the same becomes due, the mortgagee may pay the same, and the mortgagor on demand will repay the amount so paid with interest thereon at the legal rate and the same shall be added to the mortgage indebtedness and be secured by this mortgage.

17. That the Execution of this mortgage has been duly authorized by the board of directors of the mortgagor.

18. This mortgage is subject and subordinate to the Senior Debt Instruments as defined in Rider A.

19. All other covenants and provisions as attached hereto in Rider A.

This mortgage may not be changed or terminated orally. The covenants contained in this mortgage shall run with the land and bind the mortgagor, the heirs, personal representatives, successors and assigns of the mortgagor and all subsequent owners, encumbrancers, tenants and subtenants of the premises, and shall enure to the benefit of the mortgagee, the personal representatives, successors and assigns of the mortgagee and all subsequent holders of this mortgage. The word "mortgagor" shall be construed as if it read "mortgagors" and the word "mortgagee" shall be construed as if it read "mortgagees" whenever the sense of this mortgage so requires.

IN WITNESS WHEREOF, this mortgage has been duly executed by the mortgagor.

IN PRESENCE OF                           GENERAL MEDIA INTERNATIONAL, INC.



________________________________         By: _________________________________
                                         Name:
                                         Title:

                                         _____________________________________
                                         Robert C. Guccione

ACKNOWLEDGMENT IN NEW YORK STATE (RPL 309-a)

STATE OF NEW YORK, COUNTY OF                                            SS.:

On                      before me, the undersigned,
personally appeared



personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), on the person upon behalf of which the individual(s) acted, executed the instrument.

__________________________________________________________
(signature and office of individual taking acknowledgment)

ACKNOWLEDGMENT OUTSIDE NEW YORK STATE (RPL 309-b)

STATE OF                      COUNTY OF                                 SS.:


On                          before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in

(insert city or political subdivision and state or county or other place acknowledgment taken)

__________________________________________________________
(signature and office of individual taking acknowledgment)


ACKNOWLEDGMENT BY SUBSCRIBING WITNESS(ES)

STATE OF                                                                SS.:
COUNTY OF

On                                before me, the undersigned,
personally appeared

the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in (if the place of residence is in a city, include the street and street number, if any, thereof);



that he/she/they know(s)


to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were) present and saw said execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto. (/ / if taken outside New York State insert city or political subdivision and state or country or other place acknowledgment taken And that said subscribing witness(es) made such appearance before the undersigned in

________________________________________________________________________________

_______________________________________________________________________________)


__________________________________________________________
(Signature and office of individual taking acknowledgment)

                                                                 SECTION

                                                                 BLOCK

                                                                 LOT

        MORTGAGE                                                 COUNTRY OR TOWN

TITLE No.

================================================================================

        Robert C. Guccione
              and
  General Media International, Inc.
              To
      The Bank of New York,
       as Collateral Agent

                  RIDER A TO MORTGAGE, DATED AS OF FEBRUARY ___, 2001, BETWEEN GENERAL MEDIA INTERNATIONAL, INC. AND ROBERT C. GUCCIONE, COLLECTIVELY AS MORTGAGOR (THE "MORTGAGOR"), AND THE BANK OF NEW YORK, AS COLLATERAL AGENT, AS MORTGAGEE (THE "MORTGAGEE").


         20. This Rider is incorporated in, and made a part of, the above-referenced mortgage. Any conflict or inconsistency between the terms of this Rider and the printed portion of the mortgage shall be resolved in favor of this Rider.

         21. This mortgage is subject and subordinate to the liens and provisions of (a) the mortgages that encumbered the premises, as of January 31, 2001, held by Merrill Lynch Credit Corporation, Cendant Mortgage Corporation and Kennedy Funding, Inc. (the "Original Senior Liens"), and (b) any amendments, modifications, supplements, renewals, extensions, replacements or refinancings of the Original Senior Liens (collectively, with the Original Senior Liens, the "Senior Debt Instruments"). The Mortgagor covenants that at no time prior to the payment in full of the indebtedness secured hereby, shall the outstanding principal, interest and other amounts secured by the Senior Debt Instruments exceed, in the aggregate, thirty-eight million, two hundred ninety-three thousand, seven hundred seventy eight dollars [$38,293,778], plus any interest, fees, protective advances or similar charges provided for under the documentation pertaining to the Senior Debt Instruments that may accrue and remain unpaid after January 31, 2001 (whether or not any such unpaid interest, fees, protective advances or similar charges are thereafter added to the principal amount of the indebtedness secured by the Senior Debt Instruments).

         22. In the event that any particular affirmative or negative covenant applicable to the Mortgagor set forth in this mortgage shall conflict with, or be inconsistent with, any affirmative or negative covenant applicable to the Mortgagor that is set forth in the Senior Debt Instruments, then such conflict or inconsistency shall be resolved in favor of the Senior Debt Instruments, and the Mortgagor shall not be required to comply with such conflicting or inconsistent affirmative or negative covenant contained in this mortgage, provided, however, that nothing in the preceding sentence shall preclude the Mortgagee from recording this mortgage as provided in the Security Agreement (as defined in the Indenture).

         23. In the event of any direct or indirect sale, assignment, exchange, transfer, conveyance or other disposition of the premises, or any interest therein, the proceeds thereof, net of (a) reasonable and customary closing costs, at market rates, actually paid to parties that are not affiliated with the Mortgagor, (b) satisfaction in full of the Senior Debt Instruments, and (c) satisfaction in full of other liens securing liquidated amounts encumbering the premises as of the closing date of the sale or other transfer and which are held by third parties not affiliated with the Mortgagor, shall be paid and applied by the Mortgagor in accordance with the terms of the Indenture, the Security Agreement and the other documents or instruments executed in connection with the Indenture and the Security Agreement. Without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld or delayed), the Mortgagor shall not voluntarily directly or indirectly, mortgage, encumber or grant a security interest with respect to all or any part of the premises, or any interest therein, other than pursuant to the Senior Debt Instruments.

         24. To the extent permitted under the Senior Debt Instruments, the Mortgagor shall, by separate instrument, assign to the Mortgagee, upon request, as further security for the indebtedness secured hereby, the Mortgagor's interests in all leases and occupancy agreements affecting the premises, such assignments to be made by instruments in form reasonably satisfactory to the Mortgagee.

         25. The following shall be inserted at the end of subparagraph (i) of Paragraph 14 of the attached printed portion of the mortgage:

                  ", and with respect to any non-monetary covenants contained in this mortgage, if Mortgagor is not validly and in good faith contesting same and such default continues for more than thirty (30) days after written notice from the Mortgagee, provided that (x) if such default cannot reasonably be cured within thirty (30) days after written notice from the Mortgagee, and (y) the Mortgagor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, then such thirty (30) day period shall be extended for so long as it shall require the Mortgagor in the exercise of due diligence to cure such default."

         26. Subparagraph (j) of Paragraph 14 of the attached printed portion of the mortgage shall be deleted, and in lieu thereof, the following shall be inserted:

                  "or (j) an Event of Default under (and as defined in) the Indenture shall have occurred and is continuing; or (k) an Event of Default under (and as defined in) any of the Senior Debt Instruments shall have occurred and the lender under such Senior Debt Instruments shall have commenced foreclosure proceedings with respect to the premises."

         27. The Mortgagor shall promptly notify the Mortgagee in writing of the occurrence of any Event of Default under (and as defined in) any of the Senior Debt Instruments. If any party shall give any notice or take any other action in respect of an Event of Default under any of the Senior Debt Instruments, the Mortgagor shall forthwith give written notice thereof to the Mortgagee, describing the notice or action and the nature of the Event of Default.

         28. If the Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Senior Debt Instruments and such failure shall continue beyond the expiration of any applicable notice and cure period, the Mortgagee, without notice to or demand upon the Mortgagor, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor (provided that the Mortgagor may not enter upon the premises for such purpose) and take all such action thereon as, in the Mortgagee's reasonable opinion, may be necessary or appropriate therefor. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, shall constitute additional indebtedness secured by this mortgage and shall be paid by the Mortgagor to the Mortgagee on demand.

         29. The Mortgagor covenants and agrees that: (a) all uses and operations on or of the premises, whether by the Mortgagor or any other person or entity, shall be in compliance with all Environmental Laws and/or permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the premises except in compliance with all Environmental Laws and/or permits issued pursuant thereto; (c) there shall be no Hazardous Substances in, on, or under or from the premises, except those that are in compliance with all Environmental Laws and/or permits issued pursuant thereto;
(d) the Mortgagor shall keep the premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the Mortgagor or any other person or entity (the "Environmental Liens"); (e) the Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of the Mortgagee, to (i) reasonably effectuate Remediation (to the extent required by applicable Environmental Laws) of any condition that constitutes a violation of Environmental Law; (ii) comply with any Environmental Law; and (iii) comply with any directive from any governmental authority; (f) the Mortgagor shall not, or permit any tenant or other user of the premises to do, any act that materially increases the dangers to the environment, impairs the value of the premises or constitutes waste; and (g) the Mortgagor shall notify the Mortgagee in writing promptly after the Mortgagor's having obtained knowledge of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the premises;
(B) any non-compliance with any Environmental Laws related in any way to the premises; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the premises; and
(E) any written notice of which the Mortgagor becomes aware from any source whatsoever (included by not limited to a governmental entity) relating in any way to the presence, or any Release, of Hazardous Substances or the Remediation thereof or the breach of any Environmental Laws at the premises.

         30. As used herein, the following terms shall have the respective meanings set forth below:

         (a) "Environmental Law" shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.

         (b) "Hazardous Substances" shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

         (c) "Release" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

         (d) "Remediation" shall mean any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with an Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

         31. The Mortgagor shall protect, indemnify, hold harmless and defend the Mortgagee from any and all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against the Mortgagee directly or indirectly as a consequence of this mortgage or the indebtedness secured hereby, provided that the foregoing shall not apply if such losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) shall be the result of the negligence or willful misconduct of the Mortgagee.

         32. Subject to the provisions of Paragraph 35 below, General Media International, Inc. and Robert C. Guccione shall each be jointly and severally liable for the obligations of the Mortgagee hereunder.

         33. The Mortgagor shall, at its expense, execute, acknowledge, and deliver all such further instruments, and take all such additional actions, as the Mortgagee from time to time may reasonably request, in order to carry out the intent and purpose of this mortgage.

         34. This mortgage shall be of no force and effect and no security or collateral interest shall be created under this mortgage, until it is duly filed in accordance with the terms of the Indenture and the Security Agreement.

         35. Notwithstanding anything in this mortgage to the contrary (including, without limitation, the provisions of Paragraph 31 or 32 above), but subject to the last sentence of this Paragraph 35, the Mortgagee shall not initiate, maintain or prosecute any action or proceeding pursuant to this mortgage wherein a deficiency judgment or order, or any other judgment establishing any personal obligation or liability, shall be sought against either of the Mortgagors or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of General Media International, Inc., or any successors or assigns of the Mortgagors (collectively, the "Exculpated Parties"). Any judgment in any action or proceeding commenced by the Mortgagee pursuant to this mortgage shall be enforceable against the Mortgagor only to the extent of the Mortgagors' interest in the premises. The Mortgagee, by accepting this mortgage, agrees that it shall not sue for or demand any deficiency judgment against the Mortgagor or any of the Exculpated Parties in any action or proceeding under or pursuant to this mortgage. Notwithstanding the foregoing, the provisions of this Paragraph 35 shall not (a) constitute a waiver, release or impairment of any obligation evidenced or secured by this mortgage or by the Indenture or Security Agreement,
(b) impair the right of the Mortgagee to name the Mortgagor as a party defendant in any action, suit or proceeding for foreclosure and sale under this mortgage, or (c) affect the validity or enforceability of the Indenture, the Security Agreement or any document or instrument (other than this mortgage) executed in connection therewith, or the liability of any party thereunder.

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

ALL that certain plot, parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of East 67th Street, distant 120 feet westerly from the corner formed by the intersection of the southerly side of East 67th Street with the westerly side of Madison Avenue;

RUNNING THENCE southerly parallel with the westerly side of Madison Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the Block;

THENCE westerly along the center line of the Block, 48 feet;

THENCE northerly parallel with the westerly side of Madison Avenue and part of the distance through a party wall, 100 feet 5 inches to the southerly side of East 67th Street;

THENCE easterly along the southerly side of East 67th Street, 48 feet to the point of place of BEGINNING.

                                                          EXHIBIT C TO EXHIBIT C


                  ASSIGNMENT OF RIGHTS TO PROCEEDS OF INSURANCE


                           dated as of March __, 2001


                                     between


                              GENERAL MEDIA, INC.,
                                   as Assignor


                                       and


                              THE BANK OF NEW YORK,
                      IN ITS CAPACITY AT COLLATERAL AGENT,
                                   as Assignee

              ASSIGNMENT OF RIGHTS TO RECEIVE PROCEEDS OF INSURANCE

         THIS ASSIGNMENT OF RIGHTS TO RECEIVE PROCEEDS OF INSURANCE dated as of March __, 2001 (this "Assignment") is between General Media, Inc., a corporation organized under the laws of the State of Delaware, as assignor ("Assignor"), and The Bank of New York, in its capacity as Collateral Agent, as assignee (the "Assignee").

                                   WITNESSETH:


         WHEREAS, pursuant to the terms of the Offer to Exchange and Consent Solicitation Statement and the Consent and Letter of Transmittal, each dated February 16, 2001 (together, the "Exchange Offer Documents"), the Assignor wishes to exchange (the "Exchange") its outstanding Series B 10-5/8% Notes for the Exchange Consideration (as defined in the Exchange Offer Documents);

         WHEREAS, in connection with the Exchange, the Assignor and the Assignee are parties to the Amendment to Security Agreement (the "Security Amendment"), dated as of the date hereof, which Security Amendment amends the terms of the Security Agreement dated as of December 21, 1993 (as such may be amended from time to time, the "Security Agreement") among the Assignor, the Subsidiary Grantors thereto and the Assignee, as Collateral Agent, which Security Agreement secures the obligations of the Assignor and the Subsidiary Guarantors thereto under the Indenture dated as of December 21, 1993 (as such may be amended from time to time, the "Indenture") among the Assignor, the Subsidiary Guarantors thereto and the Assignee, as Trustee, and the Notes issued pursuant to the Indenture (the "Notes"); and

         WHEREAS, pursuant to the terms of the Security Amendment, the Assignor and the Assignee are required to execute and deliver this Assignment as of the date of the execution and delivery of the Security Amendment (the "Closing Date").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

                  SECTION 1. Definitions. For all purposes of this Assignment, unless the context otherwise requires, the following terms shall have the following meanings:

         "Assigned Property" means, collectively, all of the Assignor's right, title and interest in, present and future, to and under the Insurances and the Split-Dollar Agreements and the Collateral Assignments.

         "Collateral Account" has the meaning set forth in Section 2D of the Security Amendment.

         "Collateral Assignments" means the collateral assignments as set forth on Exhibit A hereto.

         "Insurances" means (i) the insurance policies set forth on Exhibit B hereto and any supplementary contracts issued in connection therewith and (ii) all the benefits of, and claims under, and the right to make all claims under all such policies and contracts of insurance.

         "Insurer" means the insurance underwriters and/or insurance companies with whom any Insurances are contracted.

         "Obligations" means any and all obligations of the Assignor under the Indenture and the Notes.

         "Split-Dollar Agreements" means (i) the Split-Dollar Agreement, dated as of July 24, 1994, among General Media International, Inc., Robert C. Guccione and Kathryn Keeton Guccione, (ii) the Split-Dollar Agreement, dated as of July 1, 1996, among General Media International, Inc., the Assignor, Robert C. Guccione and William F. Marlieb, and (iii) the Split-Dollar Agreement, dated as of [_________ __, ______], among [_________________].

         All other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Security Agreement and this Assignment shall be interpreted in accordance with the rules of construction set forth therein.

                  SECTION 2. Assignment. As security for the due and punctual payment, performance and discharge in full by the Assignor of the Obligations, the Assignor hereby assigns, transfers and conveys and agrees to assign, transfer and convey to the Assignee for its benefit as Collateral Agent and for the ratable benefit of the Secured Parties all of the Assignor's right, title and interest, present and future, in and to the Assigned Property.

                  SECTION 3. Reassignment. Upon payment, performance and discharge in full by the Assignor of the Obligations, the Assignee shall promptly reassign to the Assignor the Assigned Property.

                  SECTION 4. Additional Covenants of Assignor. The Assignor hereby covenants with the Assignee that the Assignor shall (i) no later than the Closing Date, execute the notice of assignment of insurances (substantially in the form of Exhibit C hereto), (ii) promptly after execution thereof by the Assignor, deliver, or cause to be delivered, such notice to the Insurer, and
(iii) as soon as reasonably practicable after the Closing Date (and in any event within thirty (30) days), ensure that an acknowledgment by the Insurer of such notice of assignment of insurances (substantially in the form of Exhibit C hereto) is delivered to the Assignee.

                  SECTION 5. Representations and Warranties of Assignor. The Assignor represents and warrants to the Assignee that: (i) the Assignor has full power, authority and legal right to enter into, execute and deliver this Assignment and to perform its obligations hereunder, (ii) except as provided in this Assignment, the Assignor is the sole legal and equitable owner of the Assigned Property free and clear of all liens other than as constituted by this Assignment and (iii) Exhibit B is a complete list of all policies of insurance with respect to the life of Robert C. Guccione in which the Assignor holds any right title and interest, other than Policy No. 44890573 issued by New York Life Insurance Company upon the life of Robert C. Guccione in the face amount of $2,000,000.

                  SECTION 6. Continuing Obligations. Notwithstanding anything herein contained, the Assignor shall remain liable with respect to the Assigned Property to perform all the obligations assumed by it with respect to the Assigned Property and no exercise by the Assignee of any of its respective rights under this Assignment shall constitute or be deemed to constitute an assumption or acceptance by the Assignee of any obligation of the Assignor with respect to the Assigned Property.

                  SECTION 7. Continuing Security. It is declared and agreed by the parties hereto that:

                  (a) the security created by this Assignment shall:

                           (i) be a continuing security for the payment, performance and discharge in full by the Assignor of the Obligations and accordingly the security so created shall not be satisfied by an intermediate payment, performance, discharge or satisfaction of any part of the Obligations, and shall be a continuing security but shall extend to cover any sum or sums of money or other liabilities and obligations which shall for the time being constitute the balance of the Obligations until all of the Obligations shall have been paid, performed and discharged in full; and

                           (ii) be in addition to and shall not in any way discharge, impair, prejudice or otherwise affect the security created by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Assignee or any right or remedy of the Assignee thereunder, and shall not in any way be discharged, impaired, prejudiced or otherwise affected thereby, or by the invalidity or unenforceability thereof, or by the Assignee releasing, discharging, modifying or refraining from perfecting or enforcing any of the same or granting time or indulgence or compounding with any person liable.

                  (b) any settlement or discharge between the Assignee and the Assignor and/or any other Person shall be conditional upon no security or payment to the Assignee by the Assignor or any other Person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, liquidation, winding-up, insolvency, dissolution, administration, reorganization, amalgamation or other analogous event or proceedings for the time being in force.

                  SECTION 8. Proceeds of Assigned Property. The Assignor agrees that all proceeds of the Assigned Property received by Assignor shall be deposited into the Collateral Account for the benefit of the Assignee as Collateral Agent.

                  SECTION 9. Successors. This Assignment and the security hereby created shall be binding upon and inure to the benefit of each of the parties hereto and its successors and permitted assigns.

                  SECTION 10. Governing Law and Jurisdiction.

                  (a) This assignment shall be governed by, and shall be construed in accordance with, the internal laws of the State of New York without reference to principles of conflicts of law.

                  (b) The Assignor and the Assignee hereby submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York, in any action or proceeding arising out of or relating to this Assignment.

                  SECTION 11. Notices. All notices hereunder shall be given in the manner set forth in Section 12.02 of the Indenture, as if said Section were set forth in full herein, and shall be addressed to the appropriate party at the address set forth in said Section, or such other address as such party may designate in writing to the other parties in a notice given pursuant to the terms and conditions of the Indenture.

                  SECTION 12. Counterparts; Amendments. This Assignment may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered, in either case, by all the parties hereto and shall constitute a full and original agreement for all purposes. This Assignment may not be amended, varied, modified, supplemented, restated, novated or replaced except by an agreement in writing signed by or on behalf of all of the parties hereto.


                            [Signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Rights to Receive Proceeds of Insurance to be duly executed as of the day and year first above written.


                                         GENERAL MEDIA, INC., as Assignor


                                         By
                                            --------------------------------

                                             Name:
                                             Title:



                                         THE BANK OF NEW YORK, as Assignee


                                         By
                                            --------------------------------

                                             Name:
                                             Title:

                                                                       EXHIBIT A

                             COLLATERAL ASSIGNMENTS

1. Majority Shareholder Collateral Assignment (Split Dollar), dated May 20, 1993, among Kathryn Keeton Guccione, as assignor, and General Media International, Inc. ("GMI"), as assignee, with respect to Policy No. 44890560 issued by New York Life Insurance Company.

2. Majority Shareholder Collateral Assignment (Split Dollar), dated July 17, 1996, among William F. Marlieb as Trustee of the Guccione 1994 Survivor Insurance Trust Dated July 25, 1994 (the "Trustee"), as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 44836138 issued by New York Life Insurance Company.

3. Majority Shareholder Collateral Assignment (Split Dollar), dated July 17, 1996, among the Trustee, as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 45415946 issued by New York Life Insurance Company.

4. Majority Shareholder Collateral Assignment (Split Dollar), dated July 17, 1996, among the Trustee, as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 77723690 issued by The Prudential Life Insurance Company of America.

5. Majority Shareholder Collateral Assignment (Split Dollar), dated July 17, 1996, among the Trustee, as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 77692999 issued by The Prudential Life Insurance Company of America.

6. Assignment of Life Insurance as Collateral, dated July 17, 1996, among the Trustee, as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 9622780 issued by Massachusetts Mutual Life Insurance Company.

7. Majority Shareholder Collateral Assignment (Split Dollar), dated July 17, 1996, among the Trustee, as assignor, GMI, as assignee, and GM, as assignee, with respect to Policy No. 80090640 issued by John Hancock Life Insurance Company.

                                                                       EXHIBIT B

                                   INSURANCES


Insurer:                   New York Life Insurance Company
Insured:                   Robert Charles Guccione
Policy Number:             44890560
Face Amount:               $4,000,000
Beneficiary:               Kathryn Keeton Guccione
Policy Date:               April 17, 1993
Date of Issue:             June 17, 1993


Insurer:                   New York Life Insurance Company**
Insured:                   Robert C. Guccione and Kathryn Keeton Guccione
Policy Number:             44836138
Face Amount:               $18,000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               June 10, 1993
Date of Issue:             June 10, 1993


Insurer:                   New York Life Insurance Company
Insured:                   Robert C. Guccione and Kathryn Keeton Guccione
Policy Number:             45415946

------------------------

** Need copy of Split-Dollar Agreement covering this policy.

Face Amount:               $6,000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               January 31, 1995
Date of Issue:             January 31, 1995


Insurer:                   The Prudential Insurance Company of America
Insured:                   Robert C. Guccione
Policy Number:             77723690
Face Amount:               $3,3000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               August 4, 1994
Date of Issue:             August 4, 1994


Insurer:                   The Prudential Insurance Company of America
Insured:                   Robert C. Guccione and Kathryn Keeton Guccione
Policy Number:             77692999
Face Amount:               $4,000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               August 4, 1994
Date of Issue:             August 4, 1994


Insurer:                   Massachusetts Mutual Life Insurance Company
Insured:                   Robert C. Guccione and Kathryn Keeton Guccione
Policy Number:             9622780
Face Amount:               $4,000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               August 19, 1994
Date of Issue:             August 19, 1994


Insurer:                   John Hancock Life Insurance Company
Insured:                   Robert C. Guccione and Kathryn Keeton Guccione
Policy Number:             80090640
Face Amount:               $4,000,000
Beneficiary:               William F. Marlieb, Trustee of the Guccione 1994
                           Survivor Insurance Trust Dated July 25, 1994
Policy Date:               August 17, 1994
Date of Issue:             August 17, 1994

                                                                       EXHIBIT C


                   FORM OF NOTICE OF ASSIGNMENT OF INSURANCES


TO:      [NAME OF INSURER (THE "INSURER")]

         General Media, Inc. (the "Assignor") and The Bank of New York (the "Assignee") hereby give notice that by an Assignment of Rights to Receive Proceeds of Insurance dated as of __________, 2001 (the "Assignment of Insurances") between the Assignor and the Assignee, the Assignor has assigned to the Assignee all of its right, title and interest in and to the Insurances (as defined in the Assignment of Insurances). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Assignment of Insurances.

         Where settlement of any claim in respect of the insurance policy no. [_______] issued by the Insurer and any supplementary contracts issued in connection therewith upon the life of Robert Guccione [and Kathryn Keeton Guccione] (such policy and contracts, the "Policy") is to be made under the related Collateral Assignment to Assignor, it is agreed that payment shall be made to the Assignee.

Dated: ______________ __, 2001


                               GENERAL MEDIA, INC., as Assignor


                               By
                                  ----------------------------------------

                                   Name:
                                   Title:


                               THE BANK OF NEW YORK, as Assignee


                               By
                                  ----------------------------------------

                                   Name:
                                   Title:

              ACKNOWLEDGMENT OF NOTICE OF ASSIGNMENT OF INSURANCES


         We acknowledge receipt of the above Notice and confirm that we have not previously received any notice of any other assignment of the interest of the Assignor in the above mentioned insurances.


Dated: ______________ __, 2001


[INSURER]


By
   -------------------------------
Name:
Title:

                                                      EXHIBIT D TO EXHIBIT T3E.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GENERAL MEDIA, INC.

     The undersigned, John Prebich and Laurence B. Sutter, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of General Media, Inc., a Delaware corporation (the
"Corporation").

     2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on November 9, 1993.

     3. The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

     FIRST: The name of the corporation (the "Corporation") is General Media,
Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, City of Dover 19901, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is Two Million (2,000,000) shares, of which One Million Six-Hundred Seventy Thousand (1,670,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), Thirty Thousand (30,000) shares shall be Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), and Three Hundred Thousand (300,000) shares shall be undesignated Preferred Stock, par value $.01 per share (the "Preferred Stock").

         A. Provisions Relating to the Common Stock.

          (i) DIVIDENDS AND REPURCHASES. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation, if any, out of funds legally available therefor. Notwithstanding the foregoing, so long as any shares of the Class A Preferred Stock are outstanding, the Corporation shall not be entitled to pay dividends to holders of the Common Stock or repurchase shares of the Common Stock where such payment or repurchase would result in the Corporation making aggregate Owner Payments (as defined in the Indenture governing the New Notes as in effect on the date of their issuance) in excess of $4,500,000 in any calendar year. Notwithstanding the foregoing, the Corporation may at any time repurchase, out of funds legally available therefor, any outstanding shares of Common Stock issued pursuant to warrants exercised prior to the date hereof.

          (ii) LIQUIDATION RIGHTS. Subject to the preferential liquidation rights of the holders of the shares of the Class A Preferred Stock and the Preferred Stock described in subparagraphs B and C below, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

          (iii) VOTING RIGHTS. Subject to Section B.(v) of this Article, the holders of the shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

         B. PROVISIONS RELATING TO THE CLASS A PREFERRED STOCK.

          (i) GENERAL. Up to 10,000 shares of its Class A Preferred Stock shall be issuable by the Corporation only in connection with the exchange (the "Exchange") of the Corporation's 10-5/8% Series B Senior Secured Notes Due 2000 (the "Notes") for the Corporation's 15% Series C Senior Secured Notes Due 2004 (the "New Notes"), together with shares of the Corporation's Class A Preferred Stock, which will take place on or about March 21, 2001 (the "Closing Date"), and such additional number of shares of its Class A Preferred Stock as shall be required as dividends payable in-kind with respect to the Class A Preferred Stock shall be issuable by the Corporation thereafter.

          (ii) OWNERSHIP FOLLOWS THAT OF THE NEW NOTES. The shares of Class A Preferred Stock have been issued together and in tandem with specific New Notes, and ownership of such shares of Class A Preferred Stock, together with any shares of Class A Preferred Stock issued as dividends in-kind with respect to such shares of Class A Preferred Stock, shall automatically follow the ownership of the New Notes with respect to which such shares were issued. Notwithstanding the foregoing sentence, a holder of New Notes may transfer legal title to shares of Class A Preferred Stock held by it to an affiliate controlled by or under common control with such holder, provided that ownership of such shares so transferred shall continue to follow ownership of the New Notes upon any subsequent transfer of the New Notes.

          (iii) DIVIDENDS. The holders of shares of Class A Preferred Stock shall be entitled to receive as dividends only additional shares of Class A Preferred Stock of the Corporation at the rate of 13% per annum on each outstanding share of Series A Preferred Stock, which dividend shall accrue and be paid semi-annually on June 30 and December 31 of each year without any action by the Board of Directors. Dividends shall be paid in whole and, if required, fractional shares, rounded to the fourth decimal place, and no cash shall be payable in lieu of any fractional share or with respect to any rounding thereof.

          (iv) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation to other stockholders of the Corporation, an amount in cash per share (including shares accrued as in-kind dividends with respect to the Class A Preferred Stock through the date of such payment, whether or not such dividends have been paid) equal to $1000.00 (as adjusted for any stock combinations, splits or recapitalizations and the like affecting the Class A Preferred Stock) (the "Class A Liquidation Preference"). If the assets of the Corporation are not sufficient to pay in full the Class A Liquidation Preference payable to the holders of outstanding shares of Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the Class A Liquidation Preference to which the holders of outstanding shares of Class A Preferred Stock are entitled were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class A Preferred Stock shall have been paid in full their Class A Liquidation Preference, the remaining assets of the Corporation may be distributed to the holders of shares of Common Stock and Preferred Stock, and the holders of shares of Class A Preferred Stock shall not be entitled to share therein. For the purposes of this Article FOURTH, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or the merger or consolidation of the Corporation with one or more corporations (in each case except for a transaction with a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation) shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable, shall be given by mail, postage prepaid, not less than sixty (60) days prior to the payment date stated therein, to the holders of record of the Class A Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

          (v) VOTING RIGHTS.

               (a) GENERALLY. Except as provided in subsections (v)(b) and (c) hereof, the Class A Preferred Stock shall have no voting rights with respect to the election of Directors or otherwise.

               (b) NOTE PAYMENT DEFAULT. Upon the occurrence of an Event of Default (a "Note Payment Default") under the provisions of Section 6.01 (1) or
(2) of the Indenture governing the New Notes dated as of December 21, 1993, as amended by the First Supplemental Indenture dated as of May 19, 1999, and the Second Supplemental Indenture dated as of the Closing Date (as amended, the "Indenture"), the board of directors shall promptly divide itself into two groups comprising directors appointed by the holders of Common Stock (the "Common Directors") and directors to be appointed by the holders of Class A Preferred Stock (the "Class A Directors") and the holders of Class A Preferred Stock shall have the right to appoint the least number of directors required to give the Class A Directors a majority of the Board of Directors. If the requisite number of Common Directors shall not have resigned or been removed to comply with the preceding sentence within three full business days after the occurrence of such Note Payment Default, then the number of directors shall be automatically increased to the least number as would give the Class A Directors, who shall be appointed by the holders of the Class A Preferred Stock, a majority of the Board of Directors. For as long as a Note Payment Default shall continue, the Class A Directors shall be composed of the least number of directors required to give the Class A Directors a majority of the Board of Directors (and in the event of an increase in the size of the board of directors, the number of Class A Directors shall be increased accordingly). The holders of a majority of the shares of Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present shall be entitled to elect all of the subsequent Class A Directors, and all of the remaining directors shall be Common Directors. Any action which may be taken at any annual or special meeting of the holders of Class A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Class A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Preferred Stock entitled to vote thereon were present and voted. During the continuation of a Note Payment Default, Class A Directors may only be removed by the holders of a majority of the shares of the Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present and any vacancy in the Class A Directors shall be filled by the remaining Class A Directors or, if there are no Class A Directors, by the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at a special meeting of holders of Class A Preferred Stock called as soon as practicable for the purpose of filling such vacancies. If a Note Payment Default shall be cured, waived or otherwise cease, the number of Class A Directors shall be reduced to zero and all of the then Class A Directors shall immediately resign or may be removed by the holders of the Common Stock without cause. The holders of the Common Stock shall be entitled to elect all of the Common Directors.

               (c) FAILURE TO REDEEM THE CLASS A PREFERRED STOCK. Upon the failure of the Company to redeem the outstanding shares of Class A Preferred Stock pursuant to the terms of subsection (vi)(a) (a "Redemption Failure"), the number of directors shall be automatically increased by two members of the board, who shall be designated "Class A Directors". The Class A Directors shall be appointed by the holders of the Class A Preferred Stock. For so long as a Redemption Failure shall continue, the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present shall be entitled to elect two Class A Directors and all of the remaining directors shall be Common Directors. Any action which may be taken at any annual or special meeting of the holders of Class A Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Class A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class A Preferred Stock entitled to vote thereon were present and voted. During the continuation of a Redemption Failure, Class A Directors may only be removed by the holders of a majority of the shares of the Class A Preferred Stock voting separately as a class at any meeting at which a majority of the shares of Class A Preferred Stock are present, and any vacancy in the Class A Directors shall be filled by the remaining Class A Directors or, if there be no Class A Directors, by the holders of a majority of the shares of Class A Preferred Stock voting separately as a class at a special meeting of holders of Class A Preferred Stock called as soon as practicable for the purpose of filling such vacancies. If a Redemption Failure shall be cured, waived or otherwise cease, the number of Class A Directors shall be reduced to zero and all of the then Class A Directors shall immediately resign or may be removed by the holders of the Common Stock without cause. The holders of the Common Stock shall be entitled to elect all of the Common Directors. In the event of a simultaneous Note Payment Default and Redemption Failure, the provisions governing a Note Payment Default shall prevail.

               (d) AMENDMENTS AFFECTING CLASS A PREFERRED STOCK. So long as any shares of Class A Preferred Stock are outstanding, the written consent or the affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Class A Preferred Stock then outstanding, voting separately as a class, shall be necessary to validate or effectuate any amendment, alteration or repeal of the Certificate of Incorporation of the Corporation which would affect adversely the powers, preferences or special rights of such Class A Preferred Stock.

          (vi) REDEMPTION BY CORPORATION.

               (a) MANDATORY REDEMPTION. The Corporation shall, on the fifth anniversary of the Closing Date, redeem, out of funds legally available therefor, all and no less than all of the shares of Class A Preferred Stock then outstanding (including shares accrued as in-kind dividends through the Redemption Date, whether or not such dividends have been paid), for the per share price of the Class A Liquidation Preference, subject to the right of the holders of the Class A Preferred Stock to convert such shares prior to such redemption pursuant to subsection (vii); provided, however, that if the Company does not have sufficient funds legally available to redeem all of such shares, the Company shall redeem as many shares of Class A Preferred Stock as is possible out of its funds legally available therefor on a pro rata basis, and shall again redeem as many shares of Class A Preferred Stock as is possible out of funds legally available therefor on a pro rata basis on each three-month anniversary after such date.

               (b) OPTIONAL REDEMPTION. Subject to Subsection B.(vii) of this Article, the Corporation may, at its option, at any time simultaneously with the payment and discharge in full of all of the New Notes or thereafter, redeem, out of funds legally available therefor, all and no less than all of the shares of Class A Preferred Stock then outstanding (including shares accrued as in-kind dividends through the Redemption Date, whether or not such dividends have been paid), upon not less than sixty (60) days' prior notice to the holders of record of the Class A Preferred Stock to be redeemed, given by mail, in the event such redemption shall take place during the period commencing on the third anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date, at the Redemption Price (as hereinafter defined) on the Redemption Date (as hereinafter defined).

               (c) REDEMPTION DATE. The "Redemption Date" shall be the date fixed for redemption pursuant to subsection (vi)(b).

               (d) REDEMPTION PRICE. The per share price at which outstanding shares of Class A Preferred Stock may be redeemed at the option of the Corporation pursuant to subsection (vi)(b) (the "Redemption Price") shall be:
(i) during the period (the "First Period") commencing on the Closing Date and ending six months thereafter, $4,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (ii) during the period (the "Second Period") commencing immediately after the First Period and ending on the first anniversary of the Closing Date, $6,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (iii) during the period (the "Third Period") commencing immediately after the Second Period and ending on the second anniversary of the Closing Date, $10,000,000 divided by the number of shares of Class A Preferred Stock outstanding at the redemption date (which number, for these purposes, shall include in-kind dividends paid or accrued with respect to the Class A Preferred Stock), (iv) during the period (the "Fourth Period") commencing immediately after the Third Period and ending on the third anniversary of the Closing Date, an amount equal to 110% of the aggregate Class A Liquidation Preference, (v) during the period (the "Fifth Period") commencing immediately after the Fourth Period and ending on the fourth anniversary of the Closing Date, an amount equal to 115% of the aggregate Class A Liquidation Preference, and (vi) during the period commencing immediately after the Fifth Period and ending on the day immediately preceding the fifth anniversary of the Closing Date, an amount equal to 120% of the aggregate Class A Liquidation Preference.

               (e) NOTICES. Any notice of redemption mailed to a holder of Class A Preferred Stock at his or her address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state: the Redemption Date, the number of shares of Class A Preferred Stock to be redeemed, the Redemption Price applicable to the shares to be redeemed and the place or places where such shares are to be surrendered. No defect in any such notice to any holder of Class A Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Class A Preferred Stock.

               (f) CONTINUATION OF RIGHTS. Until the payment to the respective holder (or its validly designated nominee), or the irrevocable deposit with a reputable bank or trust company for payment to such holder or nominee pursuant to reasonable procedures, by the Corporation of the redemption price with respect to such shares pursuant to the terms of subsection (vi)(a) or (d) (such payment or deposit, a "Final Payment"), as the case may be, the holders of shares of Class A Preferred Stock shall continue to have all rights, including conversion rights, as holders of the Class A Preferred Stock as provided in this Certificate of Incorporation. From and after a Final Payment with respect to such shares, all rights of the holders of shares of Class A Preferred Stock as stockholders of the Corporation shall terminate. Any moneys set aside by the Corporation to make payment of the applicable redemption price and unclaimed by the end of three years from the Redemption Date shall revert to the general funds of the Corporation.

               (g) STATUS OF REDEEMED SHARES. Any shares of Class A Preferred Stock redeemed pursuant to the provisions of this subsection (vi) shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, and subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors of the Corporation.

               (h) NO REDEMPTIONS IN VIOLATION OF LAW. No shares of Class A Preferred Stock shall be redeemed in whole or in part under this subsection (vi) at any time that such redemption is prohibited by the General Corporation Law of the State of Delaware.

          (vii) CONVERSION. The holders of the Class A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT. Subject to subsection (vii)(b), each share of Class A Preferred Stock then outstanding shall be convertible, at the option of the holder thereof, at any time during the period commencing on the second anniversary of the Closing Date and ending on the day immediately preceding the fifth anniversary of the Closing Date, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing: (i) during the period commencing immediately after the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date, the number equal to 10% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted) by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and shares of Class A Preferred Stock previously converted into shares of Common Stock of the Corporation), (ii) during the period commencing immediately after the third anniversary of the Closing Date and ending on the fourth anniversary of the Closing Date, the number equal to 12.5% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted), by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and Class A Preferred Stock previously converted into shares of Common Stock of the Corporation), and (iii) during the period commencing immediately after the fourth anniversary of the Closing Date and ending on the day immediately preceding the fifth anniversary of the Closing Date, the number equal to 15% of the issued shares of Common Stock of the Corporation on the date of conversion, on a fully-diluted basis (including any shares of Common Stock for which outstanding warrants, options or other rights to acquire Common Stock (whether or not vested) could then be exercised and into which any outstanding convertible securities of the Company could then be converted), by the number of shares of Class A Preferred Stock issued to date by the Corporation (including for these purposes shares of Class A Preferred Stock accrued as in-kind dividends and shares of Class A Preferred Stock previously converted into shares of Common Stock of the Corporation).

               (b) MECHANICS OF CONVERSION. Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; provided, however, that a holder, upon written notice to the Company at its principal corporate office, may condition the conversion of some or all of such holder's Class A Preferred Stock on the closing of a specified proposed public offering of Common Stock (a "Conditional Conversion"). In the event that such proposed public offering closes and such holder who surrendered a duly endorsed certificate or certificates for Class A Preferred Stock pursuant to a Conditional Conversion (in accordance with the terms of this Section) has not withdrawn its participation in the public offering in a written withdrawal request to the Company, the Company, immediately prior to or simultaneously with the closing of such public offering (the "Closing"), shall issue and deliver to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the Closing, and the person or persons entitled to receive the shares of Common Stock issuable on such Conditional Conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Closing. In the event that such proposed public offering, for whatever reason, is abandoned or does not close, or, if prior to the Closing, a holder who surrendered a duly endorsed certificate or certificates for Class A Preferred Stock pursuant to a Conditional Conversion (in accordance with the terms of this Section) withdraws its participation in such offering, such holder shall automatically, and without any further required action on the part of the Company or such holder, retain the Class A Preferred Stock denoted by such certificate or certificates, and as soon as practicable following a written request made by such holder delivered to the Company, the Company shall return such certificate or certificates to the holder.

               (c) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection (vii) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

               (d) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (e) NOTICES. Any notice required by the provisions of this subsection (vii) to be given to the holders of shares of Class A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (viii) NO SINKING FUND. No sinking fund shall be established for the payment of dividends on shares of Class A Preferred Stock, if any, or the liquidation of shares of Class A Preferred Stock.

          (ix) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. No holder of shares of Class A Preferred Stock shall have any preemptive or subscription rights in respect of any securities of the Corporation that may be issued.

          (x) NO OTHER RIGHTS. The shares of Class A Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as expressly set forth in this Article FOURTH of the Certificate of Incorporation of the Corporation or as otherwise required by law.

          (xi) LEGENDS.

               (a) All certificates for shares of Class A Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

          "The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation of the Corporation, containing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, upon written request to the Corporation at its principal place of business."

               (b) For so long as any of the New Notes remain outstanding, all certificates for shares of Class A Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

          "The ownership of the shares represented by this certificate shall follow the ownership of the New Notes (as defined in the Certificate of Incorporation of the Corporation) with respect to which such shares were issued, as prescribed in more detail in the Certificate of Incorporation of the Corporation. Accordingly, transfers of the shares represented by this Certificate are prescribed and restricted by the provisions of the Certificate of Incorporation of the Corporation."

          (xii) PROTECTIVE PROVISION. So long as any shares of Class A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Class A Preferred Stock, authorize or issue, or obligate itself to issue, any other shares of Preferred Stock (including any security convertible into or exercisable for any shares of Preferred Stock) senior to or on parity with the Series A Preferred Stock as to any dividend rights, redemption rights or liquidation preferences.

          (xiii)SEVERABILITY. If any right, preference or limitation of any class of stock set forth in this Amended and Restated Certificate of Incorporation (as such Amended and Restated Certificate of Incorporation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Amended and Restated Certificate of Incorporation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          C. PROVISIONS RELATING TO THE PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series (in each case subject to the rights of the holders of the Common Stock and Series A Preferred Stock set forth above). The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (i) The designation of such series, which may be by distinguishing number or letter;

          (ii) The number of shares initially constituting such series;

          (iii) The increase, and the decrease to a number not less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

          (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

          (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

          (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

          (viii) Whether or not a sinking or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

          (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or price; and

          (x) Any other relative rights, preferences and limitations.

     FIFTH: The Board of Directors of the Corporation shall have the power to adopt, amend or repeal By-laws of the Corporation.

     SIXTH: Elections of directors need not be by written ballot.

               SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article SEVENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

               EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."

                                      * * *

     4. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      Executed in New York City, New York, on March __, 2001.


                                          ---------------------------------
                                          John C. Prebich, President



                                          ---------------------------------
                                          Laurence B. Sutter, Secretary

                                                      EXHIBIT E TO EXHIBIT T3E.1



                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is made and entered into as of the ___ day of March, 2001, by General Media, Inc., a Delaware corporation (the "Company"), in favor of each of the holders (each a "Preferred Holder" and, collectively, the "Preferred Holders") of shares of the Company's Class A Preferred Stock (the "Preferred Shares") listed on Schedule I hereto and any subsequent holders of Registrable Securities (as defined below) (each a "Holder" and, collectively, the "Holders"). Any party exercising any rights pursuant to this Agreement shall execute a counterpart signature page hereto and shall be bound to all of the terms and conditions of this Agreement.


                              W I T N E S S E T H:

                  WHEREAS, each Preferred Holder has received Preferred Shares from the Company in connection with the Company's exchange (the "Exchange") of its Series B 10-5/8% Notes due 2000 for its Series C 15% Notes due 2004 pursuant to the terms of the Company's Offer to Exchange and Consent Solicitation Statement and Consent and Letter of Transmittal, each dated February 16, 2001 (together, the "Offer Materials");

                  WHEREAS, the Preferred Shares are convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"); and

                  WHEREAS, to induce the Preferred Holders to participate in the Exchange, the Company desires to grant to each Preferred Holder and any subsequent Holder of Registrable Securities registration rights with respect to the shares of Common Stock issuable upon the conversion of the Preferred Shares received by such Holder in connection with the Exchange.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1. Incidental Registration. (a) If the Company at any time after the completion of the Company's initial public offering of Common Stock proposes to register any of its equity securities (as defined in the Securities Exchange Act of 1934) under the Securities Act of 1933 (the "Securities Act") (other than pursuant to a registration statement on Forms S-4 or S-8, or any successor forms), whether or not for sale for its own account, it will each such time give prompt written notice (at least 20 business days prior to the initial filing of a registration statement with the Securities and Exchange Commission (the "SEC")) to all Holders of Registrable Securities of its intention to do so and, upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, including, without limitation, by filing with the SEC, if necessary, a post-effective amendment or a supplement to the registration statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder, provided that:

                  (i) If the Company permits any person or persons (other than affiliates of the Company) to register their shares of Common Stock for sale in the initial public offering of the Company's Common Stock (whether or not the Company sells any shares in connection with such offering), then the Company shall promptly notify the Holders of Registrable Securities of such fact and the Holders of Registrable Securities shall have pro rata rights to include such Registrable Securities in such registration statement, on terms no less favorable than the most favorable rights granted to any other such person, subject to the provisions of this Section 1; and

                  (ii) if, at any time after giving written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith); and

                  (iii) if such registration shall be in connection with an underwritten public offering and the sole underwriter or the lead managing underwriter, as the case may be, shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the number of securities (including Registrable Securities) requested to be included in such registration exceeds the number of such securities which can be sold in such offering, the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein and if in the opinion of the sole underwriter or the lead managing underwriter, as the case may be, some but not all of the Registrable Securities may be so included, all Holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such underwritten public offering on the basis of the number of Registrable Securities requested to be included therein; provided, however, that in the event the Company will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within 3 days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. In the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the Holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such underwritten public offering requested to be included therein); and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

         (b) The term "Registrable Securities" shall mean the Common Stock issuable upon conversion of the Preferred Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) they may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, so long as the Company makes available adequate public information in accordance with Rule 144(c) (or any successor provision), or (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force and counsel paid for by the Company and reasonably acceptable to the Holders shall have provided an advance written legal opinion satisfactory to the Holders to that effect, or
(D) they shall have ceased to be outstanding.

         (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, listing, qualification and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all fees and expenses associated with preparing, printing, distributing, mailing and delivering any registration statement, prospectus, underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, the fees and disbursements of counsel for the Company and of its independent public accountants, the fees and disbursements of one counsel retained by the Holders of Registrable Securities, the expenses of any special audits made by such accountants required by or incident to such performance and compliance, the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, but not including (a) fees and disbursements of more than one counsel retained by the Holders of Registrable Securities, or (b) such Holders' proportionate share of underwriting discounts and commissions.

         2. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will promptly:

         (a) prepare and file with the SEC a registration statement with respect to such securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

         (c) furnish to counsel (if any) elected by Holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

         (d) furnish to each Holder of Registrable Securities and to each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any Holder of the Registrable Securities covered by the registration statement with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such Holder of the Registrable Securities covered by the registration statement may reasonably request in order to facilitate the disposition of the securities owned by such Holder of the Registrable Securities covered by the registration statement;

         (e) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

         (f) furnish to each selling Holder a signed counterpart, addressed to the selling Holders, of

         (i) opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any, and to the Holders of a majority of the aggregate number of Registrable Securities being registered (the "Majority Holders")) addressed to the Holders of the Registrable Securities covered by the registration statement and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, and

         (ii) "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Holders of the Registrable Securities covered by the registration statement, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings, in each case, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities;

         (g) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing,

         (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective,

         (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,

         (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and

         (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (h) (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement or amendment or supplement to a prospectus, provide copies of such document to the Holders of Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any; and

         (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

         (j) use its best efforts to list the Registrable Securities on the primary securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

         (k) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

         (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

         (ii) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders and such representative of the selling Holders as the Majority Holders of the Registrable Securities covered by any registration statement shall select relating to the Registration and providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

         (iii) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or by the managing underwriters, if any.


The above shall be done (i) at the effectiveness of such registration statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

         The Company may require each Holder of Registrable Securities covered by a registration statement to furnish to the Company such information and undertakings regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         By acquisition of Registrable Securities, each Holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2(g) hereof, such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(g) hereof. If so directed by the Company, each Holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(g) hereof.

3.       Indemnification.

                  (a) Indemnification by the Company.

                  The Company agrees to indemnify and hold harmless each Person (as defined in Section 2 of the Securities Act) who participates as an underwriter, as well as each Holder, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such Holder, officer, director, employee, agent and Person who controls such Holder being sometimes hereinafter referred to as an "Indemnified Holder") as follows:

                  (i) from and against all losses, claims, damages, liabilities, judgments and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) from and against any and all reasonable expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Holder is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) above;


provided, however, that this indemnity agreement does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto). This indemnity will be in addition to any liability which the Company may otherwise have.

            (b) Indemnification by Holder of Registrable Securities.

         Each selling Holder severally agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holders, but only with respect to information relating to such Holders furnished in writing by such Holders expressly for use in any registration statement or prospectus, or any amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings.

         Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party's or parties' expense; provided further, however, that, if the Indemnified Holders determine in good faith upon advice of counsel that a conflict of interest exists between such Indemnified Holders and the underwriter(s) in the stock offering, or that there may be legal defenses with respect to the claim or claims for which indemnity is sought available to such Indemnified Holders which are

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
different from or in addition to those available to such underwriter(s), then the Indemnified Holders shall be entitled to separate counsel from that representing such underwriter(s) (limited in each jurisdiction to one counsel for all Indemnified Holders under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                  (d)      Contribution.

         If the indemnification provided for in this Section 3 is unavailable to an indemnified party under Section 3(a) or Section 3(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the final paragraph of Section 3(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each Person, if any, who controls a Holder or an underwriter within the meaning of Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or underwriter.

         4. (a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day delivery with a reputable courier service, telex, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(a):

                  (i)  if to the Company:


                               General Media, Inc.
                               11 Penn Plaza, 12th Floor
                               New York, New York 10001
                               Telecopier: 212-702-6262
                               Attention:  President and Chief Operating Officer

                       Copy to:

                               Robert L. Kohl, Esq.
                               Rosenman & Colin LLP
                               575 Madison Avenue
                               New York, New York 10022
                               Telecopier: 212-940-8776

                  (ii) if to the Holders:


At the most recent address set forth in the Company's share register.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; one business day after being accepted for delivery, if by next-day courier service; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

                (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

                (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a majority of the Holders.

                (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (e) Recapitalizations, Exchanges, etc., Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

                (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                (i) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                (j) No Inconsistent Agreements. The Company is not party to any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights, nor has the Company committed itself to enter into any such agreement, except for the registration rights which have been granted heretofore pursuant to that certain Warrant Agreement dated as of December 21, 1993 between the Company and IBJ Schroder Bank & Trust Company, as warrant agent. The rights granted to the Holders hereunder do not conflict in any way with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.


                                   GENERAL MEDIA, INC.



                                   By:
                                      ------------------------
                                         Name:
                                         Title:

                               GENERAL MEDIA, INC.

                          REGISTRATION RIGHTS AGREEMENT

                           Counterpart Signature Page


         Reference is hereby made to the Registration Rights Agreement dated as of March __, 2001 (the "Agreement") by General Media, Inc. (the "Company") in favor of those several Preferred Holders listed on Schedule I to the Agreement and subsequent Holders of Registrable Securities (each as defined in the Agreement). By execution of this Counterpart Signature Page to the Agreement, the undersigned hereby: (a) acknowledges receipt of a copy of the Agreement and
(b) agrees to be bound by and obtain the benefit of the rights and restrictions of the Agreement.

         IN WITNESS WHEREOF, this Counterpart Signature Page has been executed as of the _____ day of _______, ____.


                                   HOLDER OF REGISTRABLE SECURITIES



                                   ________________________________
                                   Printed Name: